Exhibit 10.2

OFFICE LEASE (FULL-SERVICE GROSS)

BETWEEN
HAMPDEN SQUARE CORPORATION,
a Delaware corporation,
AS LANDLORD,
AND
SeD HOME, INC.,
a Delaware corporation,
AS TENANT,
FOR
HAMPDEN SQUARE

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the "Lease Summary") is hereby incorporated into and made a part of the attached Office Lease (Full-Service Gross) (this Lease Summary and the Office Lease (Full-Service Gross) to be known collectively as the "Lease"). In the event of a conflict between the terms of this Lease Summary and the Office Lease (Full-Service Gross), the terms of the Office Lease (Full-Service Gross) shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease (Full-Service Gross).

1. Date:	July 21, 2015.

2. Landlord:	HAMPDEN SQUARE CORPORATION, a Delaware corporation.

3. Address of Landlord:	American Realty Advisors 801 North Brand Blvd., Suite 800 Glendale, California 91203 Attention: Stanley Iezman Phone: (818) 545-1152 Telecopy: (818) 545-8460

4. Tenant:	SeD HOME, INC., a Delaware corporation

5. Address of Tenant:	4800 Montgomery Lane, Suite 450 Bethesda, Maryland 20814 Attention: Mohamed Osman Phone: (860) 970-1272 (Prior to Commencement Date)

and 4800 Montgomery Lane, Suite 210 Bethesda, Maryland 20814 Attention: Mohamed Osman Phone: (860) 970-1272 (After Commencement Date)

6. Guarantor(s):	None.

7. Premises:	Suite No. 210, which the parties agree contains 2,059 rentable square feet, on the second (2nd) floor of the Building. The Premises are outlined on the plan attached to the Lease as Exhibit A.

8. Building:
The building of which the Premises are a part is located at 4800 Montgomery Lane, Bethesda, Maryland 20814, as shown on Exhibit B (the "Building") and is located on the real property described on Exhibit C (the "Property"). The Building is known as "Hampden Square." The parties agree that the Building contains 143,885 rentable square feet as of the date hereof.

9 Term:

(a) Lease Term:	Sixty-five (65) complete calendar months.

(b) Commencement Date:	The earlier of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein; or (b) August 1, 2015.

(c) Expiration Date:
The date immediately preceding the sixty-fifth (65th) monthly anniversary of the Commencement Date, unless the Commencement Date is not the first day of the month, in which case the Expiration Date shall be the last day of the month in which the sixty-fifth (65th) monthly anniversary of the Commencement Date occurs.

10. Base Rent:

Months of Term	Annual Base Rent	Monthly Installmentof Base Rent
1-12*	$85,963.20**	$7,163.60**
13-24	$88,331.16	$7,360.93
25-36	$90,760.68	$7,563.39
37-48	$93,252.12	$7,771.01
49-60	$95,825.88	$7,985.49
61-65	$98,461.44	$8,205.12

*
Plus any partial month if the Commencement Date is not the first day of the month.

**
Provided that Tenant has faithfully performed all of the terms and conditions of this Lease, Landlord agrees to abate the obligation of the Tenant named in this Lease Summary (“Named Tenant”) to pay Base Rent for the first five (5) complete calendar months of the initial Term (the “Conditional Rent”). Notwithstanding the foregoing, however, during such abatement period, Tenant shall still be responsible for the payment of all Additional Rent payable under this Lease. In the event of a Default at any time during the Term, in addition to any other remedies to which Landlord may be entitled, Landlord shall be entitled to recover the Conditional Rent (i.e., the amount of the Conditional Rent shall not be deemed to have been abated, but shall become immediately due and payable as unpaid Rent earned, but due at the time of such Default). The right to the abatement set forth above shall be personal to Named Tenant and shall not be transferable to any assignee, sub-lessee or other transferee of Named Tenant’s interest in this Lease.

Notwithstanding the foregoing, in lieu of the abatement set forth above, Landlord shall have the right, upon written notice to Tenant given at any time prior to the first (1st) day of the fifth (5th) complete calendar month of the initial Term, to pay to Tenant an amount equal to the remaining Conditional Rent to which Tenant would otherwise be entitled, in which case Tenant shall commence the payment of Base Rent on the first (1st) day of the first (1st) complete calendar month following the date of such notice.

11. Additional Rent:

(a) Base Year:	Calendar year 2015.

(b) Tenant’s Proportionate Share of Project Operating Costs:	1.43%.

12. Construction:

(a) Allowance:	None.

13. Initial Payments:

(a) Security Deposit:	$21,490.80.

(b) Prepaid Rent:	$7,163.60.

14. Permitted Use:	General office use consistent with the character of a Class “A” office building.

15. Parking:	Non-reserved Parking Spaces: Five (5), based upon 2.5 non-reserved parking spaces per 1,000 rentable square feet of the Premises. Initial Monthly Parking Rate: $125.00 per non-reserved space.

16. Brokers:

(a) Tenant’s Broker:	Master of Real Estate, LLC 4800 Montgomery Lane, Suite 450Bethesda, MD 20814 Attention: Anne Butler

(b) Landlord’s Broker:	Transwestern 6700 Rockledge Drive, Suite 500ABethesda, MD 20817 Attention: Phil McCarthy

17. Exhibits:	The exhibits listed below are incorporated by reference in this Lease.

Exhibit A        Floor Plan of Premises
Exhibit B        Site Plan of Building
Exhibit C        Legal Description
Exhibit D        Term Certification
Exhibit E        Intentionally Omitted
Exhibit E-1    Tenant Improvement Work
Exhibit E-2    Construction Rules and Regulations
Exhibit F        Building Services
Exhibit G        Rules and Regulations
Exhibit H        Parking Agreement

Landlord and Tenant hereby agree to the foregoing terms of this Lease Summary.

LANDLORD:	HAMPDEN SQUARE CORPORATION, a Delaware corporation

By: /s/ Michael Gelber Printed Name: Michael Gelber Title: Senior Asset Manager Date: July 29, 2015

TENANT:	SeD HOME, INC., a Delaware corporation

By: /s/ Jeffrey Busch Printed Name: Jeffrey M. Busch Title: President Date: July 24, 2015 Taxpayer ID No.: W13936588

OFFICE LEASE (FULL-SERVICE GROSS)

THIS OFFICE LEASE (FULL-SERVICE GROSS) (the “Lease”) is made effective as of July 21, 2015, by and between HAMPDEN SQUARE CORPORATION, a Delaware corporation (“Landlord”), and SeD HOME, INC., a Delaware corporation (“Tenant”), with reference to the following facts and circumstances:

A.           Landlord is the owner of the Project, as defined herein.

B.           The Premises covered by this Lease are defined on the Lease Summary and are located in the Building, as defined on the Lease Summary.

C.           American Realty Advisors (and its affiliates; collectively, “Advisor”) is the real estate investment manager for Landlord.

D.           The parties desire to enter into this Lease, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing facts and circumstances, the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the parties do hereby agree to the following:

ARTICLE 1
LEASE OF PREMISES

In consideration of the Rent and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises. In addition, Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants, and invitees to use the Common Areas.

ARTICLE 2
DEFINITIONS

Except as otherwise defined in this Lease, capitalized terms shall have the meanings set forth on the Lease Summary. As used in this Lease, the following terms shall have the following definitions:

2.1. Additional Rent . All amounts, costs and expenses that Tenant assumes, agrees or is otherwise obligated to pay to Landlord under this Lease other than Base Rent.

2.2. Affiliate . An entity that is controlled by, controls, or is under common control with a party. “Control” shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in any entity.

2.3. Bankruptcy Code . Title 11 of the United States Code, as amended from time to time.

2.4. Base Rent . As set forth on the Lease Summary.

2.5. Base Year . As set forth on the Lease Summary.

2.6. Building Services . As set forth in Exhibit F.

2.7. Building Systems . Any plant, machinery, transformers, duct work, cable, wires, and other equipment and facilities, and any systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, any Telecommunications System serving the Building and any other mechanical, electrical, electronic, computer or other systems or equipment that serves the Building in whole or in part.

2.8. Business Days . Days other than Saturdays, Sundays and Holidays. If any item must be accomplished or delivered hereunder on a day that is not a Business Day, it shall be timely to accomplish or deliver the same on the next following Business Day.

2.9. Business Hours . As set forth in Exhibit F.

2.10. Claims . Actions, causes of action, charges, claims, contribution costs, damages, demands, expenses (including, without limitation, attorneys’ fees and fees and costs of consultants and other professionals), fines, liabilities, liens, losses, obligations, penalties, proceedings, response costs, or suits. All references in this Lease to Landlord’s “attorneys’ fees” shall mean and refer to all of Landlord’s fees and costs for attorneys, including in-house attorneys.

2.11. Commencement Date . As set forth on the Lease Summary.

2.12. Common Areas . The building lobbies, common corridors, common restrooms (as opposed to restrooms for the exclusive use of any tenant), passageways, elevators, stairways, unrestricted parking areas, entrances, exits, driveways and walkways, loading facilities, freight elevators, terraces and landscaped areas in and around the Building, and other public or common areas in the Project designated as such by Landlord.

2.13. Environmental Laws . All Laws regulating or controlling Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous Material Transportation Act, 49 U.S.C. 1801 et seq.; and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.

2.14. Expiration Date . As set forth on the Lease Summary, unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.15. Force Majeure . Strikes, labor disputes, lockouts, inability to obtain labor, materials, equipment, or reasonable substitutes therefor, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, war, terrorism (foreign or domestic), fire, accident, explosion, falling objects or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder.

2.16. Guarantor(s) . The parties set forth on the Lease Summary and any other party liable for or required by Landlord to guaranty Tenant’s obligations under the Lease.

2.17. Hazardous Materials . Any hazardous waste or hazardous substance as defined in any Laws applicable to the Project, including, without limitation, the Environmental Laws. “Hazardous Materials” shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, medical waste, biological materials (including without limitation blood and blood products), electromagnetic fields, mold and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any statute, ordinance, rule or regulation.

2.18. Holidays . All federally observed holidays, including New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Veteran’s Day, Thanksgiving Day and Christmas Day.

2.19. Insurance . All costs incurred by Landlord for insurance with respect to the Project, including but not limited to the insurance required under Section 18.1 below.

2.20. Interest Rate . The average prime loan rate published by the board of governors of the Federal Reserve System of the United States, as the same may change from time to time, plus four percent (4%) per annum, but not in excess of the maximum rate, if any, allowed by Law for the transaction on which interest is being calculated.

2.21. Landlord Related Parties . Landlord, Landlord’s Affiliates, and the members, principals, beneficiaries, partners, trustees, shareholders, directors, officers, employees, mortgagees, investment managers, property managers, brokers, contractors, attorneys, and agents of Landlord and Landlord’s Affiliates, and the successors of such parties.

2.22. Law or Laws . All federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, requirements, codes, decrees, orders, and decisions by courts and cases, when the decisions are considered binding precedent in the State, and decisions of federal courts applying the Law of the State; including but not limited to The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), and any regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time.

2.23. Lease Year . Each twelve (12) month period or portion thereof during the Term, commencing with the Commencement Date, without regard to calendar years; provided, however, if the Commencement Date is not the first day of the month, then the first (1st) Lease Year shall commence on the first day of the first calendar month after the Commencement Date and be deemed to include the partial month at the beginning of the Term.

2.24. Mortgagee . The lessor under any present and future ground or underlying lease of the Property and the holder of any mortgage, deed to secure debt or trust deed now or hereafter in force against the Property or the Building.

2.25. Operating Costs . All costs incurred by Landlord or its agents in the ownership, management, maintenance, repair, replacement, improvement, alteration and operation of the Building and Project, which may include, without limitation, any or all of the following: (a) utilities; (b) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building or the Project; (c) landscaping; (d) parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, re-striping, and cleaning; (e) reasonable reserves for operation, maintenance and repair of the Project and for covering uninsured damage and liability claims relating to the Project, including, without limitation, deductible amounts (provided that if Landlord incurs an expense for which a reserve is held, Landlord shall apply the applicable reserves to the expense prior to including the balance of the expense in Operating Costs); (f) fees, charges and other costs, including, without limitation, reasonable consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building or the Project; (g) compensation (including, without limitation, employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance, repair, or overhaul of the Building or the Project, and equipment, improvements, and facilities located within the Project; (h) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or the Project as required by the U. S. Postal Service, along with any space Landlord provides for non-exclusive use by tenants, such as conference centers, exercise facilities and other building amenities (including, without limitation, an amount equal to the fair market rental value of the space used for such purposes); (i) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building or the Project; (j) operation, repair, maintenance and replacement of the Building’s structure and all Building Systems, including, without limitation, the cost to replace or retrofit as required by Laws; (k) janitorial service, alarm and security service, window cleaning, trash removal; (l) repair and replacement of building standard surfaces, including but not limited to wall and floor coverings, ceiling tiles, window coverings and fixtures; (m) maintenance and replacement of curbs and walkways; (n) repair to and replacement of the roof; (o) Building signage and directories; (p) management of the Building or the Project, whether by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any manager’s office; provided, that if such manager’s office is located off-site, the fair market value of such office shall be equitably allocated among all buildings managed by such office); (q) rental expenses for (or a reasonable depreciation allowance on) personal property used in maintenance, operation or repair of the Building or the Project; (r) licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments that may affect Operating Costs; (s) the cost of monitoring, investigating, testing and remediation of Hazardous Materials; (t) the costs incurred in connection with the implementation and operation of any transportation system management program or similar program; (u) any costs, expenditures, or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; and (v) amortization of capital expenses (including, without limitation, financing costs) (A) that are intended as a labor saving device or to effect other economies in the operation or maintenance of the Building or the Project, or any portion thereof, (B) that are required under any Law, or (C) that are in Landlord’s opinion necessary to maintain the Building or the Project, or any portion thereof, in good condition and repair; provided that any such cost shall be amortized (including interest on the unamortized cost) over its useful life or any other appropriate amortization period, as Landlord shall reasonably determine. Notwithstanding the foregoing, for purposes of this Lease, “Operating Costs” shall not include:

2.25.1. Costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space;

2.25.2. Utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision similar to the provisions set forth in this Lease);

2.25.3. Except as otherwise specifically provided in this Section, alterations to the Building that are considered capital improvements or replacements of such capital improvements under sound real estate management principles;

2.25.4. Depreciation and amortization, except on materials, small tools and supplies purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation and amortization would otherwise have been included in the charge for such third party services, all as determined in accordance with sound real estate management principles;

2.25.5. Services or other benefits that are not available to Tenant, but which are provided to other tenants of the Building;

2.25.6. Overhead or any profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Building to the extent the same exceeds the cost of such services that could be obtained from equally qualified third parties on a competitive basis or at market rates;

2.25.7. Except as otherwise specifically provided in this Section, interest on debt or amortization on any mortgages, other charges, costs and expenses payable under any mortgage, if any, and costs for financing and refinancing the Project;

2.25.8. Ground rents;

2.25.9. Compensation and employee benefits paid to clerks, attendants or other persons in any commercial concession operated by Landlord, except the Building parking facility;

2.25.10. Rentals and other related expenses incurred in leasing equipment, the cost of which would otherwise be excluded capital expenses hereunder, except equipment used (a) in performing repairs and replacements and/or in providing janitorial or similar services and which is not affixed to the Building, or (b) in case of emergency;

2.25.11. Electrical power for which Tenant directly contracts with and pays an electrical service company;

2.25.12. Marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including attorneys’ fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building unless related to the operation or maintenance of the Common Areas;

2.25.13. Costs covered by insurance, to the extent of the insurance proceeds actually received by Landlord;

2.25.14. Costs covered by warranties, to the extent of the amount actually paid under the warranty;

2.25.15. Any service provided directly to and paid directly by any tenant; and

2.25.16. Wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building.

2.26. Permitted Use. As set forth on the Lease Summary.

2.27. Permitted Transfer. The day-to-day sale and exchange of ownership interests in a publicly traded entity on a recognized, domestic, national securities exchange or over-the-counter in the ordinary course of business or an assignment or subletting of all or a portion of the Premises to an Affiliate of Tenant, where (a) the transferee assumes, in full, the obligations of Tenant under this Lease; (b) Tenant remains fully liable under this Lease; (c) the use of the Premises remains unchanged; (d) after such transaction is effected, the tangible net worth of the tenant hereunder is equal to or greater than the tangible net worth of Tenant as of the date of this Lease; (e) Landlord shall have received an executed copy of all documentation effecting such transfer on or before its effective date; and (f) the same is not a subterfuge by Tenant to avoid its obligations under this Lease.

2.28. Permitted Transferee. The Transferee pursuant to a Permitted Transfer.

2.29. Project. The Property, the Building and any other improvements on the Property.

2.30. Project Operating Costs. Operating Costs, Taxes and Insurance.

2.31. Rent. Base Rent and Additional Rent.

2.32. Rentable Area.

2.32.1. Rentable Area shall be the measurement of rentable area or rentable square feet as calculated by Landlord using the BOMA Standard Method for Measuring Floor Area in Office Buildings as a guideline, as the same may be modified and adopted by Landlord in its sole discretion from time to time.

2.32.2. Except as provided expressly to the contrary herein, Landlord reserves the right to alter the Project, and in such event, the Rentable Area of the Premises and the Project could likewise be revised. In addition, the Rentable Area of the Project may from time to time be subject to recalculation, as determined by Landlord. In the event of any change in the Rentable Area of the Premises, the Base Rent and other sums payable based on square footage shall be adjusted accordingly.

2.33. Rules and Regulations. As set forth in Exhibit G.

2.34. State. The state in which the Project is located.

2.35. Taxes. All taxes and assessments (whether special or general, ad valorem or non-ad valorem, voluntary or non-voluntary and regardless of whether the same are deductible for Landlord’s income tax purposes), water and sewer charges, and other similar government charges levied on or attributable to the Building or Project or their operation, including, without limitation (a) real property taxes or assessments levied or assessed against the Building or Project; (b) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, municipality or governmental or quasi-governmental agency, including but not limited to any assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies, and any assessments resulting from Landlord’s participation in a “PACE” program; (c) any tax, assessment, levy, license fee or charge measured by or based, in whole or in part, by Rent received from the leasing of the Premises, the Building, or the Project, or any portions thereof; (d) general or special, ad valorem, non-ad valorem or specific, excise, capital levy, or other tax, assessment, levy, or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project; (e) any transfer, transaction, or similar tax, assessment, levy, or charge based directly or indirectly upon the transaction represented by this Lease or other leases in the Project; (f) any franchise or margin tax imposed by any governmental entity; (g) any possessory interest, occupancy, use, per capita, or other tax, assessment, levy, or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or the Project; (h) interest on installments as charged by the taxing authority; and (i) the reasonable costs and expenses of any contest or protest of Taxes prosecuted by Landlord, including, without limitation, any appraisal fees and attorneys’ fees. Taxes shall not include (i) any net income, capital stock, estate or inheritance taxes imposed by the State or Federal Government or their agencies, branches, or departments; and (ii) tax penalties, interest or late charges incurred as a result of Landlord’s failure to make timely payment of Taxes. Notwithstanding the foregoing, if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on the Project shall be discontinued or reduced and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise (a “Substitute Tax”), then such Substitute Tax shall be included within the definition of Taxes. Tenant hereby waives, and assigns, transfers and conveys to Landlord, any and all rights to contest or protest any Taxes. At Landlord’s option, Landlord shall pay assessments in installments over the longest period of time permitted by the applicable jurisdiction.

2.36. Telecommunications Systems. All telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, satellite and any other transmission systems, for part or all of any telecommunications within the Building or from the Building to any other location.

2.37. Tenant Related Parties. Tenant, its Affiliates, agents, contractors, subcontractors, employees, invitees, subtenants, transferees, and any other party claiming by, through or under Tenant.

2.38. Tenant’s Cost Allocation. The sum of the following: (a) Tenant’s Proportionate Share of Operating Costs for the year in question in excess of Tenant’s Proportionate Share of Operating Costs incurred during the Base Year; (b) Tenant’s Proportionate Share of Taxes for the year in question in excess of Tenant’s Proportionate Share of Taxes incurred during the Base Year; and (c) Tenant’s Proportionate Share of Insurance for the year in question in excess of Tenant’s Proportionate Share of Insurance incurred during the Base Year. If at any time during the Term Operating Costs, Taxes and/or Insurance are not based on a completed and fully assessed Project having at least ninety-five percent (95%) of the Rentable Area occupied, then Operating Costs, Taxes and/or Insurance shall be adjusted by Landlord in order to fairly and reasonably approximate the variable components of Operating Costs, Taxes and/or Insurance for such year or applicable portion thereof, employing sound accounting and management principles, that would have been payable if the Project were completed, fully assessed and at least ninety-five percent (95%) occupied. If any expense (including without limitation any tax or insurance premium) included within the Operating Costs, Taxes or Insurance incurred during the Base Year is thereafter reduced or eliminated (an “Expense Reduction”), then for the purpose of calculating Tenant’s Cost Allocation, the applicable Base Year amount shall be reduced to reflect the Expense Reduction.

2.39. Tenant’s Property. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment, and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to or reimbursement by Landlord, that can be removed without damage to the Building, and all furniture, furnishings, records, files and other articles of movable personal property owned by Tenant and located in the Premises; however, in no event shall Tenant’s Property include any equipment or other property that Landlord reasonably determines is a leasehold improvement (e.g., rooftop or supplemental air conditioning units).

2.40. Tenant’s Proportionate Share. As set forth on the Lease Summary. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which shall be the Rentable Area of the Project. Tenant’s Proportionate Share is subject to recalculation in accordance with changes in the Rentable Area of the Premises or the Project. Landlord reserves the right to create pools of similarly situated tenants for the purpose of allocating certain Operating Costs that benefit only the tenants in such pool (“Specialized Operating Costs”). For the purpose of allocating Specialized Operating Costs for any pool of which Tenant is a member, Tenant’s Proportionate Share shall be a fraction, the numerator of which shall be the Rentable Area of the Premises, and the denominator of which shall be the Rentable Area of the premises of all tenants in such pool.

2.41. Term. As set forth on the Lease Summary, as the same may be extended from time to time; however, the terms and provisions of this Lease shall be effective as of the date of the full execution and delivery of this Lease except for the provisions of this Lease relating to the payment of Rent.

2.42. Transfer. An assignment, mortgage, pledge, hypothecation, encumbrance, lien or other transfer of this Lease or any interest hereunder, a transfer by operation of law, a sublease or license of the Premises or any part thereof, or the use of the Premises by any party other than Tenant and its employees (including any assignment, mortgage, pledge, hypothecation, encumbrance, lien or other transfer of this Lease or any interest hereunder or a sublease of the Premises or any part thereof by Tenant’s heirs and/or executors). “Transfer” shall also include (a) if Tenant is a partnership, limited liability company or any other non-corporate entity, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, members or owners, or transfer of twenty-five percent (25%) or more of partnership, membership or ownership interests, within a twelve (12)-month period, or the dissolution of the partnership or company without immediate reconstitution thereof, (b) if Tenant is a corporation, the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period; and (c) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

2.43. Transferee. Any person or entity to whom or which any Transfer is made.

ARTICLE 3
PREMISES AND DELIVERY OF POSSESSION

3.1. Delivery of Possession. Except as otherwise provided herein, Landlord shall use commercially reasonable efforts to deliver possession of the Premises on or before the date in subsection (b) of Section 9(b) of the Lease Summary. If for any reason, Landlord is delayed in delivering possession of the Premises to Tenant, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired, but (except in the case of delays caused by Tenant, including Tenant’s failure to provide a certificate of insurance evidencing the insurance required to be carried by Tenant under this Lease) the date in subsection (b) of Section 9(b) of the Lease Summary shall be extended for the period of such delay.

3.2. Commencement Date. If the Commencement Date is not fixed on the Lease Summary, once the Commencement Date is fixed, within ten (10) days following request by Landlord, Tenant will execute and deliver to Landlord a certificate substantially in the form of Exhibit D attached hereto and made a part hereof, indicating thereon any exceptions thereto that may exist at that time. Failure of Tenant to execute and deliver such certificate within ten (10) days following its request by Landlord shall constitute binding and conclusive acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit D, as prepared by Landlord, are true and correct.

ARTICLE 4
RENT

Tenant agrees to pay to Landlord all Rent payable hereunder, without set-off or deduction, in lawful money of the United States of America. Tenant shall pay the Rent as follows:

4.1. Base Rent. Tenant shall pay to Landlord the Base Rent without notice, demand or offset, in installments due and payable in advance on the first (1st) day of each calendar month during the Term. Along with and in addition to each monthly Base Rent payment under the Lease, Tenant shall pay to Landlord any sales or privilege tax required under applicable Law. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Base Rent. Concurrent with Tenant’s execution of this Lease, Tenant will deliver to Landlord the prepaid rent set forth in Section 13 of the Lease Summary, which Landlord shall apply to the sixth month’s Base Rent.

4.2. Tenant’s Cost Allocation. For each calendar year after the Base Year, in addition to the Base Rent and all other payments due under this Lease, Tenant shall pay Tenant’s Cost Allocation as follows:

4.2.1. Estimated Payments. Tenant shall pay Landlord’s reasonable estimate of Tenant’s Cost Allocation for each calendar year of the Term (the “Estimated Payment”) in advance, in monthly installments, commencing on the first (1st) day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first (1st) day of the month following the month in which Landlord notifies Tenant of any revised Estimated Payment. Landlord shall estimate from time to time the amount of Tenant’s Cost Allocation for each calendar year of the Term, make an adjustment to the Estimated Payment due for such calendar year and notify Tenant of the revised Estimated Payment in writing. Within fifteen (15) days after Tenant’s receipt of notice of such adjustment and the revised Estimated Payment, Tenant shall pay Landlord a fraction of such revised Estimated Payment for such calendar year (reduced by any amounts paid pursuant to the first sentence of this Section 4.2.1). Such fraction shall have as its numerator the number of months which have elapsed in such calendar year to the date of such payment, both months inclusive, and shall have twelve (12) as its denominator. All subsequent payments by Tenant for such calendar year shall be based upon such adjustment and the revised Estimated Payment. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Estimated Payment.

4.2.2. Reconciliation. Within a reasonable period after the end of each calendar year, Landlord shall deliver to Tenant a statement (the “Statement”) setting forth Tenant’s Cost Allocation for such year. If Tenant’s Cost Allocation for such year exceeds the total of the Estimated Payment made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within fifteen (15) days of the receipt of the Statement and any amount payable by Tenant that would not otherwise be due until after the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be estimated by Landlord with an adjustment to be made once the exact amount is known. If the Estimated Payment made by Tenant exceeds Tenant’s Cost Allocation for such year, then Landlord shall credit against Tenant’s next ensuing Estimated Payment(s) an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord after the Expiration Date, Landlord shall pay Tenant the amount of the credit after deducting therefrom any amounts then owed by Tenant to Landlord. The obligations of Tenant and Landlord to make payments required under this Section shall survive the expiration or termination of this Lease, and Landlord’s failure to deliver the Statement shall not be deemed a waiver of Landlord’s right to make the adjustments set forth herein.

4.2.3. Landlord’s Records. Landlord shall maintain records respecting Project Operating Costs and determine the same in accordance with sound accounting and management practices, consistently applied. Provided Tenant is not in Default, Tenant or its representative experienced in auditing such records (which may not be an accountant or other consultant compensated on a contingency basis) shall have the right to examine such records (which shall in no event include any other tenants’ leases or Landlord’s tax returns or financial statements) upon reasonable prior notice (except that no such examination may occur during the months of December or April or during Landlord’s fiscal year end, if other than December 31) specifying which records Tenant desires to examine, during normal business hours at a time mutually agreed upon by Landlord and Tenant and at the place or places where such records are normally kept, by sending such notice no later than sixty (60) days following the furnishing of the Statement. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord’s records one (1) time during any twelve (12) month period and may audit Landlord’s records with respect to any given calendar year only once. Tenant may take exception to matters included in Project Operating Costs or Landlord’s computation of Tenant’s Proportionate Share by sending notice specifying such exception and the reasons therefor to Landlord (including any reports prepared by Tenant’s representative and any accompanying data) no later than thirty (30) days after Landlord makes such records available for examination. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant of Landlord’s choice, subject to Tenant’s reasonable approval, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification, including, without limitation, any reasonable attorneys’ fees incurred by Landlord in connection therewith, unless such certification determines that Project Operating Costs were overstated by more than five percent (5%) in the aggregate for the applicable year, in which event Landlord shall pay the cost of such certification. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant’s Cost Allocation in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved. Tenant acknowledges that any information gathered through an audit is strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial and legal consultants. The Statement shall be considered final, except as to matters to which exception is taken in the manner and within the times specified herein.

4.3. Other Taxes Payable by Tenant. In addition to the Base Rent and any other charges to be paid by Tenant hereunder, Tenant shall, as an element of Rent, reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) that are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by, or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located at the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; or (b) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, including but not limited to any sales tax on the Rent paid hereunder. If it becomes unlawful for Tenant to reimburse Landlord for any taxes or other charges as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

4.4. Place of Payment. All Rent shall be paid at the address Landlord may from time to time designate in writing and in no event shall Landlord’s acceptance of Rent from any party other than the Tenant named in the Lease Summary create a tenancy between Landlord and such party.

4.5. Interest and Late Charges. If Tenant fails to pay any Rent within five (5) days from when due, the unpaid amounts shall bear interest at the Interest Rate. Tenant acknowledges that the late payment of any Rent will cause Landlord to incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such payment is not received by Landlord within five (5) days from when due, Tenant shall pay Landlord a late charge equal to five percent (5%) of such payment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for loss resulting from Tenant’s nonpayment. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages for any default of Tenant or as limiting Landlord’s remedies in any manner. In addition, any check returned by the bank for any reason will be considered late and will be subject to all late charges, plus a Fifty Dollar ($50.00) fee. After two (2) returned checks in any twelve (12) month period, Landlord will have the right to receive payment by a cashier’s check or money order. Nothing contained herein shall be construed as to compel Landlord to accept any payment of Rent in arrears or late charges should Landlord elect to apply its rights and remedies available under this Lease or at law or in equity in the event of a Default.

ARTICLE 5
SECURITY DEPOSIT

Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit, as shown on the Lease Summary. The Security Deposit shall serve as security for the prompt, full, and faithful performance by Tenant of its obligations under this Lease. In the event that Tenant is in Default hereunder, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord, within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Provided Tenant has performed all of its obligations under this Lease, any remaining portion of the Security Deposit shall be returned to Tenant within thirty (30) days subsequent to the Expiration Date. If the Premises shall be expanded at any time, or if the Term shall be extended at any increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. No trust or fiduciary relationship is created herein between Landlord and Tenant with respect to the Security Deposit. If Landlord transfers the Premises during the Term of this Lease, Landlord may pay the Security Deposit to Landlord’s successor-in-interest, in which event the transferring Landlord shall be released from all liability for the return of the Security Deposit. Tenant waives the provisions of all Laws now in force or that become in force after the date of execution of this Lease, that require return of any remaining Security Deposit within a specified period or limiting the costs, expenses or damages for which Landlord may use a security deposit, including any provisions of such Laws providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the acts or omissions of Tenant or any Tenant Related Party.

ARTICLE 6
USE

6.1. Permitted Use. Tenant shall use the Premises solely for the Permitted Use as shown on the Lease Summary, and for no other purpose without Landlord’s consent (which consent may be withheld in Landlord’s sole discretion). Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project. Tenant shall, at Tenant’s expense, comply with all insurance company and/or Mortgagee requirements pertaining to the use of the Premises. Tenant shall not (a) do or permit anything to be done in or about the Premises that would in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project or violate any restrictions or exclusive uses set forth in any other tenants’ leases; (b) injure, annoy or interfere with the business of any other tenants or occupants of the Project or any of their invitees; (c) cause, maintain or permit any nuisance arising out of Tenant’s use or occupancy of the Premises; or (d) commit or suffer to be committed any waste in or upon the Premises, the Building or the Project. Tenant acknowledges that the Building and/or Project has, or in the future may seek, a USGBC or other “green agency” rating and, as a result, the Building and/or Project will be operated pursuant to Landlord’s sustainable practices (as the same may be modified by Landlord from time to time) and, in connection therewith, Tenant (i) shall comply with such practices, and (ii) shall not do or permit anything to be done in or about the Premises that would in any way jeopardize any such rating.

6.2. Compliance with Law. Tenant acknowledges and agrees that, except as may otherwise be specifically provided in this Lease, Landlord has made no representation or warranty as to whether the Premises, the Building or the Project conforms to the requirements of Law. Tenant shall be responsible for compliance of the non-structural portions of the Premises with applicable Law and shall bear all costs necessary to maintain the non-structural portions of the Premises in compliance with Law. Tenant shall also be responsible for the cost of any structural work in the Premises and/or any alterations to other portions of the Building or the Project necessitated by any Alterations or any change in use of the Premises initiated by Tenant after the Commencement Date. Tenant shall not use or occupy the Premises in violation of any Law or the certificate of occupancy issued for the Building or the Project and shall, upon notice from Landlord, immediately discontinue any use of the Premises that is declared by any governmental authority having jurisdiction to be a violation of Law or the certificate of occupancy. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such Laws in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Should any obligation be imposed by Law, then Tenant agrees, at its sole cost and expense, to comply promptly with such obligations to the extent the same relate to the Premises or Tenant’s use of the Premises, the Building or the Project.

Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge (without investigation) as of the date of this Lease, Landlord has not received any written notice that the Premises is currently in violation of any applicable Laws.

6.3. Effect on Landlord’s Insurance. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any property coverage, or other insurance policy covering the Building, the Project or any property located therein. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Section.

6.4. Intentionally Omitted

6.5. Use of Common Areas. Use of all Common Areas by any Tenant Related Parties shall at all times be subject to the Rules and Regulations and the exclusive control and management of Landlord.

ARTICLE 7
HAZARDOUS MATERIALS

7.1. Indemnity. Tenant shall indemnify, defend and hold harmless all Landlord Related Parties from and against all Claims directly or indirectly arising out of the existence, use, generation, migration, storage, transportation, release, threatened release, or disposal of Hazardous Materials (including, without limitation, the Permitted Materials (hereinafter defined)) in, on, or under the Premises, the Building or the Project or in the groundwater under the Project and the migration or transportation of Hazardous Materials to or from the Premises, the Building or the Project or the groundwater underlying the Project, to the extent that any of the foregoing is caused by any Tenant Related Parties. This indemnity extends to the costs incurred by any Landlord Related Party to investigate, remediate, monitor, treat, repair, clean-up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws; provided that if Tenant is not otherwise in Default, Landlord shall give Tenant not less than thirty (30) days’ advance notice of Landlord’s intention to incur such costs.

7.2. Restriction on Hazardous Materials. Tenant shall not permit any Tenant Related Parties to use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Premises, the Building or the Project or transport Hazardous Materials from the Premises, the Building or the Project unless Tenant shall have received Landlord’s prior consent therefor, which Landlord may revoke at any time, and shall not cause or permit the release or disposal of Hazardous Materials from the Premises, the Building or the Project except in compliance with applicable Environmental Laws; provided, however, Tenant shall be permitted to use and store at the Premises de minimis amounts of customary office and cleaning supplies in compliance with applicable Environmental Laws (the “Permitted Materials”). Tenant shall promptly deliver notice to Landlord if Tenant obtains knowledge sufficient to infer that Hazardous Materials are located on the Premises, the Building or the Project that are not in compliance with applicable Environmental Laws or if any third party, including without limitation, any governmental agency, claims a significant disposal of Hazardous Materials occurred on the Premises, the Building or the Project or is being or has been released from the Premises, the Building or the Project.

7.3. Investigation of Contamination. Upon reasonable written request of Landlord, Tenant, through its appropriately qualified and licensed professional engineers, and at Tenant’s cost, shall thoroughly investigate suspected Hazardous Materials contamination of the Premises, the Building or the Project that would arguably come within the scope of Tenant’s indemnification and hold harmless obligations as set forth above. Tenant, using duly licensed and insured contractors approved by Landlord, shall promptly commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Premises, the Building and the Project as may be required by applicable Environmental Laws that comes within the scope of Tenant’s indemnification and hold harmless obligations as set forth above. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE 8
SERVICES AND UTILITIES

8.1. Furnishing of Building Services. Landlord agrees to furnish the Building Services as set forth on Exhibit F. Within five (5) days of Landlord’s request, Tenant shall provide to Landlord all requested information regarding Tenant’s utility and energy usage at the Premises during the Term (which requested information may include number of computers used in the Premises, operating hours, number of employees per shift and other similar information). Tenant acknowledges that such information may be disclosed to third parties, including governmental agencies and current, potential or future Mortgagees and/or prospective purchasers. Tenant’s obligation to provide any of the foregoing with respect to any period of time during the Term shall survive the expiration or earlier termination of this Lease.

8.2. Interruption in Services. Landlord shall not be in default hereunder nor be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated, for any interruption of or diminution in the quality or quantity of Building Services, including, without limitation, when the same is occasioned, in whole or in part, by (a) repairs, replacements, or improvements; (b) by inability to secure or limitation, curtailment, or rationing of, or restrictions on, use of electricity, gas, water, or other form of energy serving the Premises, the Building or the Project; (c) by any accident or casualty; (d) by act or Default by Tenant or other parties; or (e) by Force Majeure. No failure, delay or diminution in Building Services shall ever be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure, delay or diminution of any Building Services.

8.3. Extraordinary Demand. If Landlord determines that Tenant’s use of the Premises, Building and/or Project requires Landlord to provide increased levels of any Building Services (including security services), including but not limited to Tenant’s use of heat generating machines or equipment in the Premises that affect the temperature otherwise maintained by the heating, ventilation and air-conditioning system, Landlord reserves the right to provide increased levels of such Building Services (including security services) as a result thereof, including the right to install supplementary air-conditioning units in the Premises; and the cost of any and all such increased Building Services (including, without limitation, the cost of installation, operation, and maintenance of any such supplementary air-conditioning units) shall be paid by Tenant upon demand by Landlord.

8.4. Customary Quantities. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space (as determined by Landlord) without first procuring the consent of Landlord, and in the event of consent, Landlord may install a water meter or electrical meter in the Premises to measure the amount of water or electric current consumed. Tenant shall bear the cost of any such meter and of its installation, maintenance, and repair, and Tenant agrees to pay to Landlord promptly, upon demand, for all water and electric current consumed as shown by said meters at the rates charged for such services by the local public utility plus any additional reasonable expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant’s expense. Tenant shall not use any apparatus or device in the Premises that uses in excess of 120 volts. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises.

8.5. Separate Metering. Nothing in this Article shall restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises at Tenant’s sole cost. In the event utilities are separately metered, Tenant shall be responsible for the maintenance, repair and replacement of any such meters at its sole cost and expense.

8.6. Safety and Security Devices, Services, and Programs. The parties acknowledge that safety and security devices, services, and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts or ensure safety of persons or property. The risk that any safety or security device, service, or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests; and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

8.7. Utility Deregulation. If permitted by applicable Law at any time in the future, Landlord shall have the right at any time and from time to time during the Term to either contract for electricity service from different companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”), and the costs, charges or expenses reasonably incurred by Landlord to change such service shall be an Operating Cost hereunder. Tenant agrees to cooperate with Landlord and any Alternate Service Provider at all times and, as reasonably necessary, to provide reasonable access to any electric facilities within the Premises. Tenant may not elect to use any electricity service provider other than the one designated by Landlord for the Building without the prior consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

8.8. Government Energy or Utility Controls. In the event of imposition of any government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby, and the same shall not constitute a constructive eviction of Tenant. In the event of a difference in interpretation by Landlord and Tenant of any such controls, Landlord’s interpretation shall prevail, and Landlord shall have the right to enforce compliance therewith, including, without limitation, the right of entry into the Premises to effect compliance.

8.9. Telecommunications. Tenant and Tenant’s telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies (“Telecommunications Companies”), shall have no right of access to or within the Project for the installation and operation of Tenant’s Telecommunications System without Landlord’s prior consent. All work with respect to Tenant’s Telecommunications System shall be subject to the terms of Article 11 of this Lease and such work shall be deemed to be an Alteration (except that the requirement to request consent thirty (30) days prior to commencement of any work shall not apply with respect to Tenant’s initial telecommunications work in the Premises). Without in any way limiting Landlord’s right to withhold its consent to a proposed request for access, Landlord shall have the right to consider whether a Telecommunications Company is willing to pay reasonable monetary compensation for the use and occupation of the Building for the Telecommunications System.

ARTICLE 9
CONDITION OF THE PREMISES

Tenant acknowledges that Tenant is leasing the Premises on an “as is, where is” basis. Tenant’s taking possession of the Premises shall be deemed conclusive evidence that, as of the date of taking possession, the Premises were in good order and satisfactory condition. No promise of Landlord to alter, remodel, repair, or improve the Premises, the Building or the Project, and no representation, express or implied, respecting any matter or thing relating to the Premises, the Building, the Project or this Lease (including, without limitation, the condition thereof) have been made to Tenant by Landlord or its broker or sales agent, other than as may be expressly contained in this Lease.

ARTICLE 10
REPAIRS AND MAINTENANCE

10.1. Landlord’s Obligations. Landlord shall maintain in good order, condition, and repair the portions of the Building, the Project and the Premises that are not the obligation of Tenant or any other tenant in the Building. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building Systems serving, located in, or passing through the Premises or any other damage that Landlord is obligated to repair. Tenant hereby waives and relinquishes any right Tenant may have under any applicable Law now or hereafter in effect to make any repairs at Landlord’s expense.

10.2. Tenant’s Obligations. Tenant, at Tenant’s sole expense, shall maintain, repair and replace the Premises as needed to keep all interior, non-structural portions of the Premises in good order, condition, and repair, including, without limitation, the following: (a) all plumbing and sewage facilities, including but not limited to all plumbing fixtures, pipes, fittings, or other parts of the plumbing system that exclusively serve the Premises; (b) all fixtures, interior walls, floors, carpets, draperies, window coverings, and ceilings; (c) all interior windows, doors, entrances, and plate glass; (d) all electrical wiring, facilities and equipment, including, without limitation, any non-standard light fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment, and systems; and (e) any fire detection or extinguisher equipment that Landlord does not maintain.

10.3. Damage by Tenant. Except for ordinary wear and tear, Tenant shall promptly reimburse Landlord for any costs that Landlord may incur in making repairs and alterations in and to the Premises, the Building, Building Systems, the Project or facilities, systems or equipment of the Project (and in no event shall the provisions of Section 18.7 apply to such reimbursement obligation), where the need for such repairs or alterations is caused by any of the following: (a) Tenant’s use or occupancy of the Premises in a fashion that contravenes any provision of this Lease; (b) the installation, removal, use, or operation of Tenant’s Property; (c) the moving of Tenant’s Property into or out of the Building; or (d) any misuse, tortious act, omission, or negligence of any Tenant Related Parties.

10.4. Load and Equipment Limits. Tenant shall not place a load upon the Premises that exceeds the load per square foot that the structural portions of the Premises were designed to carry, as determined by Landlord or Landlord’s structural engineer. If Landlord or Landlord’s structural engineer determines that any improvement or load placed upon the Premises exceeds the load per square foot that the structural portions of the Premises were designed to carry, then Tenant shall remove such load or otherwise remedy such fact to Landlord’s satisfaction. Upon demand, Tenant shall pay the cost of any such determination.

ARTICLE 11
ALTERATIONS AND ADDITIONS

11.1. Tenant’s Alterations. Tenant shall not make any additions, alterations, or improvements (the “Alterations”) to the Premises without the prior consent of Landlord, which consent shall be requested by Tenant at least thirty (30) days prior to the commencement of any work and such request for consent shall include (A) Tenant’s proposed plans and specifications for the Alterations, (B) a detailed critical path construction schedule containing the major components of the Alterations and the time required for each, including the scheduled construction commencement date, milestone dates and the estimated completion date, (C) an itemized statement of estimated construction costs, including fees for permits and architectural and engineering fees, (D) evidence satisfactory to Landlord of Tenant’s ability to pay the cost of the Alterations, (E) the names and addresses of Tenant’s contractors (and said contractors’ subcontractors) and materialmen to be engaged by Tenant for the Alterations (individually, a “Tenant Contractor,” and collectively, “Tenant’s Contractors”); however, Landlord may designate a list of approved contractors for any portions of the Alterations involving the Building’s structure or the Building Systems, from which Tenant must select its contractors for such portions of the Alterations (“Approved Contractors”), and (F) certificates of insurance, evidencing the insurance required under this Article 11. Landlord’s consent to the Alterations (and Landlord’s approval of Tenant’s plans and specifications therefor) shall not be unreasonably withheld, conditioned or delayed and any changes or modifications to the Alterations or such plans or specifications thereafter shall require Landlord’s approval (which shall not be unreasonably withheld). Landlord’s review and approval of the plans and specifications for the Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Laws. Notwithstanding the foregoing, Tenant shall have the right during the Term to make cosmetic Alterations as Tenant may reasonably deem desirable or necessary (the “Cosmetic Alterations”), without Landlord’s consent, provided that such Alterations (i) are not visible from outside of the Premises; (ii) do not affect the Building’s structure or any Building System; (iii) do not trigger any legal requirement which would require any alteration or improvements to the Building or Project; (iv) do not, in the aggregate, exceed $5,000 (for Alterations other than floor and wall covering) in any twelve (12) month period; and (v) do not require any license, permit or approval under applicable Law and do not result in the voiding of Landlord’s insurance, the increasing of Landlord’s insurance risk or the disallowance of sprinkler credits. Tenant shall give Landlord at least ten (10) days prior written notice of such Cosmetic Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the foregoing criteria. Except as otherwise provided, the term “Alterations” shall include Cosmetic Alterations.

11.2. Construction Requirements. All Alterations shall be (a) performed under a valid permit when required, a copy of which shall be furnished to Landlord before commencement of construction, (b) performed in a good and workmanlike manner using only new, first class materials and Tenant shall obtain contractors’ warranties for a period of at least one (1) year against defects in materials and workmanship; (c) performed in compliance with all applicable Laws, all applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters), the National Electrical Code, manufacturer’s specifications and Landlord’s construction rules and regulations attached hereto as Exhibit E-2 (the “Construction Rules”); (d) performed so as not to cause or create any jurisdictional or other labor disputes; (e) performed in such manner as not to obstruct access to the Project or the Common Areas or the conduct of business by Landlord or other tenants in the Project and coordinated with any other work in the Project by Landlord or its tenants in order to minimize interference with such work; (f) diligently prosecuted to completion; (g) if applicable, performed in a manner that will not adversely affect the Building’s and or Project’s “LEED” certification, Energy Star rating or other “green agency” rating, and (i) performed (A) in compliance with USGBC indoor air quality standards and waste management specifications, and (B) if to the extent applicable, utilizing plumbing fixtures that comply with the EPA’s “Water Sense” program and Energy Star compliant equipment, and (h) performed by Tenant’s Contractors that are approved by Landlord and, at Landlord’s election, Landlord shall have the right to have at least one (1) additional contractor selected by Landlord (“Landlord’s Contractors”), submit a bid for the Alterations and Landlord shall notify Tenant of any Landlord’s Contractors it elects to have submit a bid for the Alterations at the time Landlord approves Tenant’s Contractors.  If Landlord elects to have any Landlord’s Contractors submit a bid for the Alterations, then promptly after Tenant receives all bids, and based upon the bids submitted by Tenant’s Contractors and Landlord’s Contractor(s), Tenant shall notify Landlord in writing of its recommendation for the contractor to perform the Alterations, which notice shall include copies of all bids (the “Bid Package”).  If Tenant’s recommendation for a contractor for the Alterations is not a Landlord’s Contractor, then within five (5) Business Days after Landlord’s receipt of the Bid Package, Landlord shall either (A) allow Tenant to use its recommended contractor for the Alterations, or (B) require Tenant to use a Landlord’s Contractor for the Alterations. If Landlord elects to proceed under subsection (B) and the bid of the required Landlord’s Contractor (excluding costs incurred for any change orders) for the Alterations exceeds one hundred ten percent (110%) of the bid of Tenant’s recommended contractor for the Alterations, then Landlord shall reimburse Tenant for the cost of the work performed by Landlord’s Contractor in excess of one hundred ten percent (110%) of the bid of Tenant’s recommended contractor within thirty (30) days of Tenant’s completion of the Alterations and Landlord’s receipt of unconditional lien releases therefor.

Tenant agrees to (1) carry (or cause its general contractor to carry) Causes of Loss-Special Form Builder’s Risk or Installation Floater insurance with a limit of not less than the total cost of the Alterations, in such form and including such terms, conditions and deductibles as are acceptable to Landlord in its sole but reasonable discretion, covering the construction of such Alterations, and (2) cause all of Tenant’s Contractors to agree, in their construction contracts with Tenant, to meet all of the insurance requirements applicable to Tenant pursuant to Article 18 (including providing the certificates of insurance required thereunder). Tenant shall pay to Landlord a percentage of the cost of the Alterations (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established by Landlord on a uniform basis for the Project) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s supervision of or involvement with the Alterations. Additionally, Tenant shall engage the services of an on-site project manager reasonably acceptable to Landlord, who shall perform daily supervision of the Alterations and who shall be familiar with Landlord’s construction procedures for the Project (including the Rules and Regulations and the Construction Rules). Landlord may require, at Landlord’s sole option, that Tenant provide to Landlord such security as reasonably determined by Landlord to protect Landlord against any liability in connection with the Alterations, including but not limited to a lien and completion bond naming Landlord as a co-obligee. Promptly after completion of any Alterations, Tenant shall deliver to Landlord “as-built” plans and specifications (including all working drawings) for the Alterations.

Landlord shall have the right to inspect the construction of the Alterations; however, Landlord’s failure to inspect any portion of the Alterations shall in no event constitute a waiver of any of Landlord’s rights under this Article 11, nor shall Landlord’s inspection of any portion of the Alterations constitute Landlord’s approval thereof. If, as a result of Landlord’s inspection, Landlord disapproves of any portion of the construction of the Alterations, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. In the event Landlord disapproves of any matter that might adversely affect any Building System, the structure or exterior appearance of the Building or any other tenant, Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such matter, including, without limitation, causing the cessation of the applicable work.

11.3. Landlord’s Property; Removal. All fixtures, equipment, leasehold improvements (including any Alterations), and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, other than Tenant’s Property, shall be and remain a part of the Premises, shall be the property of Landlord, and shall not be removed by Tenant, unless: (i) such removal is necessary to ensure that the Premises and Building comply with applicable code at the time of surrender, including but not limited to removal of wires located in risers and plenums without raceways or conduits; or (ii) Landlord notified Tenant in writing that removal would be required at least thirty (30) days prior to the Expiration Date (however, if this Lease terminates prior to the Expiration Date, such thirty (30) day period shall not apply). In each of the foregoing circumstances, Tenant shall perform such removal and repair any damage caused thereby at Tenant’s sole cost and expense prior to the expiration or earlier termination of this Lease, unless Landlord notifies Tenant in writing that Landlord will perform such removal on Tenant’s behalf and at Tenant’s sole cost and expense, in which case Tenant shall reimburse Landlord for all of Landlord’s costs incurred for such removal within ten (10) days of demand.

11.4. Lien Free Completion. Tenant shall use its best efforts to obtain or cause to be obtained and delivered to Landlord written, unconditional waivers of mechanics' and materialman’s liens against the Premises, the Building and the Project from each of Tenant’s contractors and subcontractors. Subcontractor waivers shall be separate from the construction contract and shall be provided prior to the commencement of construction. If Tenant is unable to obtain or cause to be obtained any such waiver prior to commencement of the construction, Tenant shall give written notice of such fact to Landlord, and Landlord at its option shall have the right to disapprove such contractor or subcontractor or to require Tenant to furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations free and clear of liens. Upon completion of the Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all material suppliers and contractors and subcontractors who did work on the Alterations and full and final lien waivers from all such contractors, subcontractors and material suppliers. Additionally, if Tenant fails to make any payment relating to the Alterations, Landlord, at its option, may complete the Alterations and/or make such payment and Tenant shall reimburse Landlord for all costs incurred therefor within five (5) days of Landlord’s demand.

11.5. Notices and Liens. Tenant agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Premises, the Building or the Project. In case any such lien shall be filed, Tenant shall satisfy and release such lien of record within twenty (20) days (or such shorter period as may be required by any Mortgagee) after the earlier to occur of (a) receipt of notice thereof from Landlord; or (b) Tenant’s actual knowledge or notice of such lien filing. If Tenant shall fail to have such lien satisfied and released of record as provided herein, Landlord may, on behalf of Tenant, without being responsible for making any investigation as to the validity of such lien and without limiting or affecting any other remedies Landlord may have, pay the same and Tenant shall reimburse Landlord on demand for such amount together with any other reasonable costs of Landlord, including, without limitation, reasonable attorneys’ fees and/or Landlord shall have the right to deduct such costs from the Allowance (if any). Notwithstanding the foregoing, Tenant shall have the right to contest any such lien claim diligently and in good faith, and during such contest shall not be obligated to pay such lien claim, provided that Tenant is not in breach of any of its obligations under this Lease and provided, Tenant, at its sole cost and expense, bonds the lien, or transfers the lien from the Property to a bond, thereby freeing the Project from any claim of lien. Notwithstanding any such contest or title insurance, Tenant shall pay any such claim in full within five (5) days following the entry of an unstayed judgment or order of sale. All materialmen, contractors, artisans, mechanics, laborers and any other person now or thereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to Premises or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished to or to be furnished to Tenant upon credit and that no mechanic’s lien or any other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises or the Project, or any portion thereof. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of nonresponsibility or any other notices that Landlord deems necessary for the protection of Landlord’s interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

ARTICLE 12
CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person, or business; (b) causing an actual or constructive eviction from the Premises; or (c) disturbing Tenant’s use, possession, or beneficial and quiet enjoyment of the Premises:

12.1. Name. To change the name or street address of the Building or the Project.

12.2. Signage. To install and maintain signs on the exterior and interior of the Building and the Project.

12.3. Keys. To have passkeys to the Premises and all doors within the Premises, excluding Tenant’s vaults and safes.

12.4. Inspection and Entry. Landlord may enter the Premises on reasonable prior notice to Tenant (except in the event of an emergency, in which case no notice shall be required) (a) to inspect the Premises; (b) to show the Premises to any prospective purchaser or Mortgagee of the Project, or to others having an interest in the Project or Landlord; (c) during the existence of a Default; (d) during the last six (6) months of the Term, to show the Premises to prospective tenants; (e) to make inspections, repairs, alterations, additions, or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting, or balancing controls and other parts of the heating, ventilation and air-conditioning system); and (f) to take all steps as may be necessary or desirable for the safety, protection, maintenance, or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with Laws.

12.5. Renovations. Landlord may during the Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, the Premises, or the Project, including without limitation, Common Areas, Building Systems, roof, and structural portions of the Building. Renovations may include, without limitation, (a) modifying the Common Areas and tenant spaces to comply with applicable Laws, including, without limitation, regulations relating to the physically disabled, seismic conditions, and building safety and security; and (b) installing new carpeting, lighting, and wall coverings in the Common Areas. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Building or Project, including, without limitation, portions of the Common Areas, or perform work in the Building that may create noise, dust or leave debris. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for inconvenience, annoyance or loss of the use of any part of the Premises or of Tenant’s Property resulting from the Renovations.

12.6. Common Areas. Landlord shall have the right to eliminate or change the size, location and arrangement of the Common Areas; to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas; to close all or any portion of the Common Areas as may be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the Common Areas; and to do and perform such other acts in and to the Common Areas as Landlord shall determine to be advisable for the convenience and use thereof by owners, occupants, tenants and invitees of the Building.

12.7. Minimize Interference. In the exercise of the rights set forth in this Article 12, Landlord shall (except in an emergency) take reasonable steps to minimize any interference with Tenant’s business.

ARTICLE 13
RULES AND REGULATIONS

Tenant shall comply with (and cause all Tenant Related Parties to comply with) the Rules and Regulations. Landlord shall not be responsible for any violation of the Rules and Regulations by other tenants or occupants of the Building or Project. All Rules and Regulations, whether now existing or hereafter adopted by Landlord, shall be non-discriminatory in nature.

ARTICLE 14
TRANSFERS

Except as provided in this Article, Tenant shall not, without the prior consent of Landlord, make any Transfer.

14.1. Notice. Tenant shall notify Landlord of any proposed Transfer (a “Transfer Notice”). The date of the proposed Transfer must be not less than forty-five (45) days or more than one hundred eighty (180) days after the date of the Transfer Notice. The Transfer Notice shall include (a) the proposed effective date of the Transfer; (b) a description of the portion of the Premises to be transferred (the “Subject Space”); (c) all of the terms of the proposed Transfer and the consideration therefor, including, without limitation, a calculation of the Transfer Premium (as defined below); (d) the name and address of the Transferee; (e) current financial statements of the Transferee certified by an officer, partner or owner thereof; (f) any other information that will enable Landlord to determine the financial responsibility, character, and reputation of the Transferee and the nature of such Transferee’s business; and (g) the proposed use of the Subject Space. Landlord shall respond to any properly delivered Transfer Notice within thirty (30) days.

14.2. Fees. Whether or not Landlord shall grant consent, Tenant shall pay Landlord, concurrently with any request for consent a $1,000 administrative review and processing fee, and Tenant shall reimburse Landlord, within thirty (30) days after written request by Landlord for any legal fees incurred by Landlord in connection with any request for consent.

14.3. Consent. Landlord’s consent shall not be required for any Permitted Transfer. Landlord shall not unreasonably withhold or delay its consent to any other proposed Transfer; however, Landlord may withhold its consent to any other proposed Transfer in its sole and absolute discretion at any time Tenant is in Default hereunder (unless the same would invalidate any remedy available to Landlord as a result of such Default, in which case Landlord’s consent shall not be unreasonably withheld regardless of whether or not Tenant is in Default hereunder). It shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.3.1. The Transferee is of a character or reputation or engaged in a business that is not consistent with the quality of the Building.

14.3.2. The Transferee intends to use the Subject Space for purposes that are not permitted under this Lease.

14.3.3. The Transferee is either a governmental agency or instrumentality thereof.

14.3.4. The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space.

14.3.5. The Transferee is not a party of acceptable financial worth or financial stability in light of the responsibilities involved under the Lease on the date consent is requested, as determined by Landlord.

14.3.6. The Transfer would cause a violation of another lease or any agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease.

14.3.7 The Transfer would occur at a time when Landlord has similarly-sized space available in the Building and the rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than the greater of (a) ninety-five percent (95%) of the rent that would be quoted by Landlord at the time of such Transfer for such similarly-sized space for a comparable term, or (b) the then-current Rent due under this Lease, each calculated using a present value analysis.

14.3.8. Either the Transferee or an Affiliate of the Transferee (a) occupies space in the Building at the time of the request for consent; (b) is negotiating with Landlord to lease space in the Building at such time; or (c) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

14.4. Completion of Transfer  If Landlord consents to any Transfer (and does not exercise any recapture rights Landlord may have under this Lease), Tenant may within six (6) months after Landlord’s consent, enter into the approved Transfer, upon substantially the same terms and conditions as are set forth in the Transfer Notice. If there are any material changes in the terms and conditions from those specified in the Transfer Notice (a) such that Landlord would initially have been entitled to refuse its consent to such Transfer; or (b) that would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in the Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article (including, without limitation, exercise any of recapture rights Landlord may have under this Lease).

14.5. Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant. “Transfer Premium” shall mean (a) all rent, additional rent or other consideration payable by such Transferee in excess of the Rent payable by Tenant under this Lease on a per rentable square foot basis; (b) all key money and bonus money paid by Transferee; and (c) any payment in excess of fair market value for services rendered by Tenant to Transferee. The “Transfer Premium” shall (i) be reduced by all out-of-pocket expenses incurred by Tenant in connection with the Transfer, such as customary brokerage commissions and reasonable attorneys’ fees; and (ii) shall not include any compensation for the fair market value of Tenant’s Property nor reasonable compensation for the sale of Tenant’s business that is not attributable to the value of Tenant’s leasehold interest hereunder. Tenant shall pay the Transfer Premium to Landlord within five (5) days following receipt by Tenant. Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. Within one (1) year following the date of the Transfer, Landlord shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer as necessary to confirm the calculation of the Transfer Premium. If the Transfer Premium shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, together with interest thereon at the Interest Rate and Landlord’s costs of such audit. If the Transfer Premium has been understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days’ notice to Tenant and Tenant shall indemnify Landlord from and against any and all Claims associated with such termination, including but not limited to any Claims by the Transferee.

14.6. Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within twenty (20) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer (or upon the demise of the Subject Space separate from the Premises if the Subject Space being recaptured is less than the entire Premises). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, (i) the Rent reserved herein shall be prorated on the basis of the Rentable Area retained by Tenant in proportion to the Rentable Area of the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and (ii) Tenant shall reimburse Landlord for the costs incurred by Landlord to separately demise the Subject Space from the remainder of the Premises. Upon request of either party, the parties shall execute written confirmation of the foregoing.

14.7. Effect of Transfer. If Landlord consents to a Transfer, (a) no terms or conditions of this Lease shall be deemed to have been waived or modified; (b) such consent shall not be deemed consent to any further Transfer; (c) no Transfer shall be valid, and no Transferee shall take possession of the Premises, until an executed counterpart of all documentation pertaining to the Transfer has been delivered to Landlord; and (d) no Transfer shall relieve Tenant or any Guarantor from primary liability under this Lease. The acceptance of Rent by Landlord from any party shall not be deemed to be a waiver of Landlord of any provision hereof. In the event of Default by a Transferee in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease by Transferees without notifying Tenant, and without obtaining its consent thereto, and any such actions shall not relieve Tenant of liability under this Lease and Tenant hereby consents to all or any of the foregoing. Any Transfer for which Landlord’s consent is required but not obtained pursuant hereto shall constitute a Default under this Lease.

14.8. Tenant Remedy for Landlord Refusal to Consent. Notwithstanding any provision of this Lease or any applicable Laws to the contrary, Landlord and Tenant hereby expressly agree that if a court of competent jurisdiction determines that Landlord unreasonably withheld consent to a proposed Transfer, then Tenant’s sole and exclusive remedy for such breach by Landlord shall be limited to termination of this Lease as of the date of such court determination. Tenant hereby expressly waives the right to recover monetary damages of any kind whatsoever and attorney’s fees incurred on account of any such breach.

14.9. Desk Sharing

14.10.Tenant shall have the right to allow up to five percent (5%) of the Premises to be used by persons with whom Tenant has a bonafide business relationship (each, a “Permitted User”). Notwithstanding anything to the contrary set forth in this Section 14.9, each Permitted User shall be allowed such use, without Landlord’s consent, upon at least three (3) days’ prior written notice to Landlord but only if the following conditions are satisfied: (i) Landlord and any Landlord Related Party shall not have litigated against any such proposed Permitted User; (ii) the Permitted User shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in and subject to the jurisdiction of, the courts of the State; (iii) there will be no separate entrances or demising walls for any Permitted User; (iv) the Permitted User shall operate in a manner consistent with the character of the Building as a first-class office project and in compliance with all applicable Laws, including zoning ordinances, to which the Building is subject; (v) concurrent with Tenant’s delivery of its notice of a Permitted User, Tenant shall supply Landlord with a certificate of insurance from the Permitted User evidencing that the Permitted User carries the insurance required of Tenant under this Lease; and (vi) no such occupancy by a Permitted User shall be deemed to be a tenancy or subtenancy hereunder and any such occupancy shall be pursuant to a license which shall be automatically revoked upon the expiration or sooner termination of the Term of this Lease.

ARTICLE 15
DESTRUCTION OR DAMAGE

15.1. Landlord Termination Rights. If the Premises or any portion of the Building or the Project is damaged by fire, earthquake, terrorism, act of war, act of God, the elements or other casualty, then Landlord may terminate this Lease upon notice given to Tenant within sixty (60) days after the date of such casualty, effective as of the date of the casualty if (a) in Landlord’s opinion, repairs to the Premises cannot be completed within ninety (90) days; (b) any other portion of the Building or the Project is damaged to the extent that, in Landlord’s opinion, repair thereof cannot be completed within ninety (90) days; (c) the Premises or any portion of the Building or the Project necessary for Tenant’s occupancy is damaged during the final twelve (12) months of the Term, unless Tenant shall exercise its next available renewal option (if any) within ten (10) days following receipt of Landlord’s termination notice and Landlord does not elect to terminate this Lease pursuant to one of the other subsections herein within ten (10) days of such exercise; (d) the insurance proceeds available to Landlord are not sufficient to complete repair or restoration; (e) Landlord’s lender does not elect to make insurance proceeds available to Landlord for repair and restoration; or (f) Tenant has vacated the Premises or is in Default under this Lease.

15.2. Repairs. If this Lease is not terminated as provided above, it shall continue in full force and effect, and Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment, and subject to all other terms of this Article, restore the Premises, the Common Areas and the portions of the Project serving the Premises and Tenant shall assign to Landlord all insurance proceeds payable to Tenant as to any Alterations; provided that if the cost of the restoration of any Alterations by Landlord exceeds the amount of Tenant’s insurance proceeds therefor, as assigned by Tenant to Landlord, such excess shall be paid by Tenant to Landlord prior to Landlord’s restoration thereof. Such restoration shall be to substantially the same condition of such items as prior to the casualty, except for modifications (a) required by Law; (b) required by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Property; or (c) to the Common Areas reasonably deemed desirable by Landlord, and which are consistent with the character of the Project. No such modifications shall materially impair access to the Premises and any Common Areas serving the Premises. Tenant shall be responsible, at its sole cost and expense, for the repair, restoration, and replacement of Tenant’s Property. Landlord shall not be liable for any loss of business, inconvenience, or annoyance arising from any casualty or any repair or restoration of any portion of the Premises, the Building, or the Project as a result of any damage from any casualty. All work by Tenant shall be subject to the terms and conditions of Article 11.

15.3. Tenant’s Termination Rights. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot be completed within three hundred sixty five (365) days after being commenced (the “Repair Period”) as determined by an architect or contractor designated by Landlord, Tenant may elect, no earlier than sixty (60) days after the date of the casualty and not later than ninety (90) days after the date of such casualty, to terminate this Lease by notice to Landlord, effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after such notice. In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Term, then Tenant shall have the option to terminate this Lease by giving notice to Landlord within thirty (30) days after such casualty, in which event this Lease shall cease and terminate as of the date of such notice. Tenant shall also have the right to terminate this Lease if Landlord does not complete repairs within the Repair Period by thirty (30) days’ notice to Landlord after the expiration of the Repair Period; provided however, if Landlord completes repair within such thirty (30) day period, such termination shall be nullified and this Lease shall continue in full force and effect.

15.4. Apportionment of Rent. Upon any termination of this Lease pursuant to this Article, Tenant shall pay the Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease that by their terms survive the expiration or earlier termination of this Lease.

15.5. Abatement. The Rent shall abate on an equitable basis to the extent Tenant’s use of the Premises is impaired, commencing with the date of the casualty and continuing until completion of the repairs required of Landlord; provided that if the damage is due to the negligence or willful misconduct of any Tenant Related Party, Rent shall only abate to the extent the same is covered by rent loss insurance, if any, carried by Landlord.

15.6. Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building, or the Project by fire or other casualty; and any present or future Law that purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement is hereby waived by the parties and shall have no application.

ARTICLE 16
EMINENT DOMAIN

16.1. Entire Premises. If the whole of the Building or the Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the earlier of the date of the date title vests or the date possession is given, and Rent shall be prorated to such date.

16.2. Partial Condemnation. If less than the whole of the Building or the Premises is so taken, this Lease shall be unaffected by such taking, except that (a) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty-five percent (25%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business; and (b) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, this Lease shall terminate on the thirtieth (30th) day after either such notice. Rent shall be prorated to the date of such termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant’s Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and the Project.

16.3. Proceeds of Award. In the event of any taking, partial or whole, all of the proceeds of any award, judgment, or settlement payable by the condemning authority shall be the exclusive property of Landlord, whether awarded as compensation for the damages to Landlord’s or Tenant’s interest in the Premises and whether or not awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of its right, title, and interest in any award, judgment, or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property.

16.4. Repairs. In the event of a partial taking of the Premises that does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking. Tenant shall be responsible at its sole cost and expense for the repair, restoration, and replacement of Tenant’s Property.

ARTICLE 17
INDEMNIFICATION, WAIVER, RELEASE AND LIMITATION OF LIABILITY

17.1. Tenant’s Indemnity. Except for any injury or damage to persons or property on the Premises that is proximately caused by or results proximately from the gross negligence, sole negligence or willful misconduct of Landlord, Tenant will and does hereby indemnify, defend and hold harmless the Landlord Related Parties against and from any and all Claims that may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with Tenant’s use, occupancy or maintenance of the Premises, the Building or the Project, including, without limitation, any of the following: (a) any act in, on or about the Premises, the Building or the Project or any part thereof by any Tenant Related Party; (b) any injury or damage to any person or property (provided that such provision shall not have the effect of indemnifying Landlord for any injury, loss, damage, or liability arising from any omission, fault, negligence, or other misconduct of the Landlord on or about the Premises, Building or Project or any elevators, stairways, hallways, or other appurtenances used in connection therewith, and not within the exclusive control of Tenant); (c) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease; and (d) the negligence or willful misconduct of any Tenant Related Party. At Landlord’s request, Tenant shall, at Tenant’s expense and by counsel selected by Landlord, defend Landlord in any action or proceeding arising from any such Claim and shall indemnify Landlord against all costs, reasonable attorneys’ fees, expert witness fees, and any other expenses incurred in such action or proceeding.

17.2. Assumption of Risk. Tenant hereby assumes all risk of damage or injury to any person or property in, on, or about the Premises from any cause other than the gross negligence, sole negligence or willful misconduct of Landlord. Tenant agrees that, unless expressly provided herein, no Landlord Related Parties will be liable for any loss, injury, death, or damage to persons or property resulting from any of the following, regardless of whether the same is due to the active or passive act of any Landlord Related Party: (a) theft; (b) Force Majeure; (c) any accident or occurrence in the Premises or any other portion of the Building or the Project caused by the Premises or any other portion of the Building or the Project being or becoming out of repair or by the obstruction, breakage or defect in or failure of equipment, pipes, sprinklers, wiring, plumbing, heating, ventilation and air-conditioning or lighting fixtures of the Building or the Project or by broken glass or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into or out of the Premises; (d) construction, repair or alteration of any other premises in the Building or the Premises, unless due solely to the gross negligence, sole negligence or willful misconduct of Landlord; (e) business interruption or loss of use of the Premises; (f) any diminution or shutting off of light, air or view by any structure erected on the Land or any land adjacent to the Project, even if Landlord is the adjacent land owner; (g) mold or indoor air quality; or (h) any acts or omissions of any other tenant, occupant or visitor of the Building or the Project. In no event shall Landlord be liable for indirect, consequential, or punitive damages, including, without limitation, any damages based on lost profits. None of the foregoing shall be considered a constructive eviction of Tenant, nor shall the same entitle Tenant to an abatement of Rent.

17.3. Limitation of Landlord Liability. Neither Landlord nor any Landlord Related Party shall have any personal liability with respect to any of the provisions of the Lease, or the Premises. If Landlord is in breach or default with respect to Landlord’s obligations under the Lease, Tenant shall look solely to the equity interest of Landlord in the Building (including any insurance proceeds) for the satisfaction of Tenant’s remedies or judgments. No other real, personal, or mixed property of any Landlord Related Parties, wherever situated, shall be subject to levy to satisfy such judgment. Upon any Transfer of Landlord’s interest in this Lease or in the Project, the transferring Landlord shall have no liability or obligation for matters arising under this Lease from and after the date of such Transfer.

ARTICLE 18
INSURANCE

18.1. Landlord Required Coverage. Landlord shall procure and maintain during the Term, (i) a policy or policies of commercial property insurance covering the Project (excluding portions of the Project Tenant is required to insure under Section 18.2.2), (ii) commercial general liability insurance, (iii) business income/rental value insurance, and (iv) any other insurance deemed appropriate by Landlord or its Mortgagee. Such insurance shall be in such amounts, from such companies, and on such terms and conditions as Landlord or its Mortgagee may deem appropriate from time to time, so long as such amounts, terms and conditions shall be generally consistent with the amounts, terms and conditions carried by other institutional landlords of projects similar to the Project in the Bethesda area. All insurance maintained by Landlord shall be in addition to, and not in lieu of, the insurance required to be maintained by Tenant hereunder. Landlord shall cause its respective insurance policy(ies) to be endorsed, if necessary, to waive subrogation.

18.2. Tenant Required Coverage. Tenant shall maintain the following coverages in the following amounts.

18.2.1. Commercial General Liability Insurance covering Tenant against any claims or suits arising out of bodily injury, death, personal injury or property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, for limits of liability not less than Two Million and No/100 Dollars ($2,000,000.00) per occurrence and Five Million and No/100 Dollars ($5,000,000.00) annual general aggregate (these limits may be achieved by a combination of a primary policy and a “follow form” excess or umbrella liability policy). Such insurance shall include a waiver of subrogation endorsement in favor of Landlord.

18.2.2. Commercial Property Insurance covering (a) Tenant’s Property, and (b) any improvements and Alterations made by Tenant or at Tenant’s request. Such insurance shall include a waiver of subrogation endorsement in favor of Landlord and shall be written on a “Causes of Loss – Special Form” basis (or its equivalent), for the full replacement cost (as reasonably approved by Landlord) without deduction for depreciation, and shall include coverage for theft, vandalism, malicious mischief and sprinkler leakage. Such policy shall have a deductible not greater than Five Thousand and No/100 Dollars ($5,000.00). The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein any proceeds under (a) shall be paid to Tenant and any proceeds under (b) in excess of Tenant’s unamortized cost associated therewith shall be paid by Tenant to Landlord. Notwithstanding the foregoing, Landlord shall have the option at any time, upon three (3) months’ notice to Tenant, to procure property insurance covering leasehold improvements on all the premises throughout the Building, and Tenant shall thereafter pay Tenant’s Proportionate Share of the premium of such policy as an element of Project Operating Costs.

18.2.3. Business Income and Extra Expense insurance (or its equivalent) in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, for a period of not less than twelve (12) months. Such insurance shall include a waiver of subrogation endorsement in favor of Landlord.

18.2.4.  Statutory worker’s compensation (which policy shall include a waiver of subrogation endorsement in favor of Landlord. Tenant shall provide Landlord with a copy of such endorsement concurrent with providing its evidence of insurance required under Section 18.4 below), together with employer’s liability/employer’s indemnity coverage at limits of:

$1,000,000 Each Accident
$1,000,000 Each Employee by Disease
$1,000,000 Policy Limit by Disease

18.3. Form of Policies. The insurance required by Section 18.2.1 above shall (a) name Landlord, Landlord’s property management agent, the Advisor, and at Landlord’s request, any Mortgagee, each as an additional insured by endorsement(s) reasonably acceptable to Landlord; (b) cover, to the extent insurable, Tenant’s indemnity obligations under this Lease; (c) be issued by an insurance company having an A.M. Best rating of not less than A- IX or that is otherwise reasonably acceptable to Landlord; (d) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (e) contain a separation of insureds provision and no insured vs. insured exclusion or limitation. Tenant agrees that it shall (x) cause such policies to be endorsed to provide thirty (30) days’ prior written notice by the insurer(s) to Landlord in the event said insurance is cancelled (ten (10) days’ prior written notice in the event of cancellation for non-payment of premium), and (y) provide thirty (30) days’ prior written notice to Landlord in the event said insurance shall be canceled, non-renewed or coverage reduced.

18.4. Evidence of Insurance. Tenant shall deliver a copy of each paid-up policy or, at Landlord’s option, a certificate of insurance, together with additional insured and waiver of subrogation endorsements, all of which shall be reasonably acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder on or before the Commencement Date. Landlord may, at any time and from time to time, inspect or copy any insurance policies that this Lease requires Tenant to maintain. Tenant shall furnish Landlord with renewals, certificates, or “binders” at least ten (10) days prior to the expiration thereof. Tenant agrees that, if Tenant does not obtain and maintain such insurance, Landlord may (but shall not be required to) after five (5) Business Days’ notice to Tenant during which time Tenant does not supply Landlord evidence of the required insurance, at Landlord’s option, either (a) procure said insurance on Tenant’s behalf and charge Tenant the premiums therefor, payable upon demand, or (b) charge Tenant a non-compliance fee equal to five percent (5%) of the then-current monthly Base Rent for each month, or portion thereof, that Tenant fails to provide such evidence of the required insurance. Tenant shall have the right to provide the insurance required hereunder pursuant to blanket policies obtained by Tenant, provided such blanket policies afford coverage as required by this Lease.

18.5. Additional Insurance Obligations. Landlord may require (a) that Tenant obtain additional types of insurance, including but not limited to earthquake, sprinkler leakage by earthquake, environmental and terrorism insurance to the extent such coverages are either (i) standard for similar properties in the same geographic area as the Property and are available at commercially reasonable rates, or (ii) are otherwise reasonably required by Landlord or the Mortgagee; and (b) from time to time, but not more frequently than every three (3) years during the Term, increases in the policy limits for all insurance to be carried by Tenant as set forth herein, in order to reflect standard limits for similar properties.

18.6. Independent Obligations. Tenant acknowledges and agrees that Tenant’s insurance obligations under this Lease are independent of Tenant’s indemnity obligations, liabilities and duties under this Lease.

18.7. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding (other than as provided in Section 10.3 above), Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage to any property of Landlord or Tenant, arising from any cause that (a) would be insured against under the terms of any property insurance or business interruption insurance required to be carried hereunder; or (b) is insured against under the terms of any property insurance or business interruption insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. The foregoing waiver shall also apply to any deductible and/or self-insured retention, as if the same were a part of the insurance recovery.

ARTICLE 19
DEFAULT

19.1. Tenant’s Default. A “Default” shall mean the occurrence of any one or more of the following events:

19.1.1. Tenant’s failure to pay any Rent within five (5) days of when due.

19.1.2.     If any representation or warranty made by Tenant or any Guarantor to Landlord is false in any material respect when made.

19.1.3.    Tenant fails to deliver any estoppel certificates or subordination agreements within the periods set forth in this Lease.

19.1.4.    The levy of a writ of attachment or execution on this Lease or on any of Tenant’s property or that of any Guarantor.

19.1.5.     Tenant’s or any Guarantor’s general assignment for the benefit of creditors or arrangement, composition, extension, or adjustment with its creditors.

19.1.6.     Tenant or any Guarantor becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature.

19.1.7.     Proceedings for the appointment of a trustee, custodian or receiver of Tenant or any Guarantor or for all or a part of Tenant’s or such Guarantor’s property are filed by or against Tenant or any Guarantor, and, if filed against Tenant or such Guarantor involuntarily, are not dismissed within sixty (60) days of filing.

19.1.8. Proceedings in bankruptcy, or other proceedings for relief under any law for the relief of debtors, are instituted by or against Tenant or any Guarantor, and, if instituted against Tenant or such Guarantor involuntarily, are not dismissed within sixty (60) days of filing.

19.1.9.    Tenant makes an anticipatory breach of this Lease. “Anticipatory breach” shall mean either (a) Tenant’s repudiation of this Lease in writing; or (b) the combination of (i) Tenant’s desertion or vacation of the Premises or removal of all or a substantial amount of Tenant’s equipment, furniture and fixtures from the Premises; and (ii) Tenant’s failure to pay any Rent under this Lease when due.

19.1.10.    Tenant fails to perform any other covenant, condition or agreement contained in this Lease not covered by the preceding subsections, where such failure continues for thirty (30) days after notice thereof from Landlord to Tenant, or such additional period as is reasonably necessary to effect cure, provided Tenant commences cure within such thirty (30) day period and diligently pursues the same to completion within ninety (90) days following Landlord’s notice.

19.1.11.    Tenant shall repeatedly fail to pay Rent when due or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of similar defaults two (2) times during any twelve (12) month period shall constitute a repeated default.

Any notice periods provided for under this Section shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

19.2. Landlord’s Default. Tenant shall promptly notify Landlord of the need for any repairs or action with respect to other matters that are Landlord’s obligation under this Lease. If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within thirty (30) days after receipt of notice from Tenant, or if such default cannot reasonably be cured within thirty (30) days, and if Landlord fails to commence to cure within such thirty (30) day period or to diligently prosecute the same to completion, then subject to the other limitations set forth elsewhere in this Lease, Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided that in no event shall (a) Landlord be liable for indirect, consequential or punitive damages, including without limitation, any damages based on lost profits; or (b) Tenant have the right to terminate this Lease on account of a Landlord default. Tenant shall not have the right to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease unless Tenant has obtained a final, non-appealable judgment against Landlord for the amount due.

ARTICLE 20
LANDLORD REMEDIES AND DAMAGES

20.1. Remedies. In the event of a Default, then in addition to any other rights or remedies Landlord may have at law or in equity, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind, to do any or all of the following without prejudice to any other remedy that Landlord may have:

20.1.1. Terminate this Lease and Tenant’s right to possession of the Premises by giving notice to Tenant. Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may re-enter the Premises and take possession thereof and expel or remove Tenant and any other party who may be occupying the Premises, or any part, thereof, whereupon Tenant shall have no further claim to the Premises or under this Lease.

20.1.2. Continue this Lease in full force and effect, whether or not Tenant has vacated or abandoned the Premises, and sue upon and collect any unpaid Rent or other charges, that have or thereafter become due and payable.

20.1.3.     Continue this Lease in effect, but terminate Tenant’s right to possession of the Premises and re-enter the Premises and take possession thereof, whereupon Tenant shall have no further claim to the Premises without the same constituting an acceptance of surrender.

20.1.4.      In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, (a) to expel or remove Tenant and any other party who may be occupying the Premises, or any part thereof; and (b) to remove all or any part of Tenant’s or any other occupant’s property on the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.

Landlord may relet the Premises without thereby avoiding or terminating this Lease (if the same has not been previously terminated), and Tenant shall remain liable for any and all Rent and other charges and expenses hereunder. For the purpose of reletting, Landlord is authorized to make such repairs or alterations to the Premises as may be necessary in the sole discretion of Landlord for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, alterations and the expense of such reletting (including, without limitation, reasonable attorney and brokerage fees) and the collection of rent accruing therefrom) each month to equal the Rent, then Tenant shall pay such deficiency each month upon demand therefor. Actions to collect such amounts may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term.

20.1.5. Without any further notice or demand, Landlord may enter upon the Premises, if necessary, without being liable for prosecution or claim for damages therefor, and do whatever Tenant is obligated to do under the terms of the Lease. Tenant agrees to reimburse Landlord on demand for any reasonable expenses that Landlord may incur in effecting compliance with Tenant’s obligations under the Lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord (but subject to the other limitations on Landlord’s liability set forth in this Lease). Notwithstanding anything herein to the contrary, Landlord will have no obligation to cure any Default of Tenant.

20.1.6.  Landlord shall at all times have the right, without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, without the necessity of proving the inadequacy of any legal remedy or irreparable harm.

20.1.7.  To the extent permitted by applicable Law, Landlord shall have the right, without notice to Tenant, to change or re-key all locks to entrances to the Premises, and Landlord shall have no obligation to give Tenant notice thereof or to provide Tenant with a key to the Premises.

20.1.8.   The rights given to Landlord in this Article are cumulative and shall be in addition and supplemental to all other rights or remedies that Landlord may have under this Lease and under applicable Laws or in equity.

20.2. Damages Should Landlord elect to terminate this Lease or Tenant’s right to possession under the provisions above, Landlord may at Landlord's option, in addition to any other remedy or right given hereunder or at law or in equity, recover the following damages from Tenant:

20.2.1. Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination; plus

20.2.2. Rent Prior to Award. The worth at the time of the award of the unpaid Rent that would have been earned after termination, until the time of award; plus

20.2.3. Rent After Award. At Landlord’s option, either (a) an amount equal to the Rent that would have become due for the balance of the term, less the amount of rent, if any, which Landlord receives during such period from others to whom the Premises may be rented, which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following the award and continuing until the date on which the term would have expired but for Tenant's default or (b) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided, if any; plus

20.2.4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including, without limitation, reasonable attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises; (b) maintaining the Premises after Default; (c) preparing the Premises or any portion thereof for reletting to a new tenant, including, without limitation, any repairs or alterations, whether for the same or a different use; (d) reletting the Premises, including but not limited to, advertising expenses, brokers’ commissions and fees; and (e) any special concessions made to obtain a new tenant.

20.2.5. Other Damages. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 20.2.1 and 20.2.2, the phrase “worth at the time of the award” shall be computed by adding interest on all such sums from the date when originally due at the Interest Rate. As used in Section 20.2.3, the phrase “worth at the time of the award” shall be computed by discounting the sum in question at the Federal Reserve rate promulgated by the Federal Reserve office for the district in which the Project is located, plus one percent (1%).

20.3. Rent after Termination. Tenant specifically acknowledges and agrees that Landlord shall have the right to continue to collect Rent after any termination (whether said termination occurs through eviction proceedings or as a result of some other early termination pursuant to this Lease) for the remainder of the Term, less any amounts collected by Landlord from the reletting of the Premises, but in no event shall Tenant be entitled to receive any excess of any such rents collected over the Rent.

20.4. No Termination. A termination of this Lease by Landlord or the recovery of possession of the Premises by Landlord or any voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not work a merger and shall at the option of Landlord, terminate all or any existing franchises or concessions, licenses, permits, subleases, subtenancies or the like between Tenant and any third party with respect to the Premises, or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in same. Following a Default, Landlord shall have the right to require any subtenants to pay all sums due under their subleases directly to Landlord.

20.5. Waiver of Demand and Notice. All demands for Rent and all other demands, notices and entries, whether provided for under common law or otherwise, that are not expressly required by the terms hereof, are hereby waived by Tenant. Notwithstanding the foregoing waiver of notices, Landlord may elect to serve such notices (including statutory notices) and combine such notices with any notices required under the provisions of this Lease. Without limiting the foregoing, the provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to reenter the Premises or to terminate this Lease being hereby expressly waived.

20.6. Waiver of Redemption. Tenant hereby waives, relinquishes and releases for itself and for all those claiming under Tenant any right of occupancy of the Premises following termination of this Lease, and any right to redeem or reinstate this Lease by order or judgment of any court or by any legal process or writ under present or future Laws, including, without limitation, Maryland Real Property Section 8-401(e).

20.7. Deficiency. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies.

20.8. Counterclaim. Tenant hereby waives any right to plead any counterclaim, offset or affirmative defense in any action or proceedings brought by Landlord against Tenant for possession of the Premises or otherwise, for the recovery of possession based upon the non-payment of Rent or any other Default. The foregoing shall not, however, be construed as a waiver of Tenant’s right to assert any claim in a separate action brought by Tenant against Landlord. In the event Tenant must, because of applicable court rules or statutes, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed from the proceedings instituted by Landlord (and, if necessary, transferred to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of any such counterclaim or any other claim asserted by Tenant.

20.9. Mitigation of Damages. Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease; provided that any failure by Landlord to mitigate damages in accordance with the foregoing shall not give rise to any liability of Landlord for breach of this Lease, but shall only serve to reduce the recovery by Landlord by the amount of damages that Tenant proves could reasonably have been avoided. Subject to the foregoing, Landlord’s obligation to mitigate damages after a Default shall only arise after Landlord has unconditionally recovered possession of the Premises and shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

20.9.1. Landlord shall have no obligation to solicit or entertain negotiations with any Substitute Tenant until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

20.9.2.     Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Project suitable for that tenant’s use are (or soon will be) available.

20.9.3.     Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental amount less than the current fair market rental then prevailing for similar uses in comparable buildings in the same market area as the Project, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Project.

20.9.4.    Landlord shall not be obligated to enter into a lease with any Substitute Tenant whose use would:

1. Disrupt the tenant mix or balance of the Project;

2. Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project or any other agreement to which Landlord is a party;

3. Be incompatible with the operation of the Project as a first-class project.

20.9.5. Landlord shall not be obligated to enter into a lease with any Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

20.9.6.     Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a Substitute Tenant unless:

1.           Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s Default); or

2.           Landlord determines that any such expenditure is financially justified in connection with entering into any such lease.

20.9.7. Upon compliance with the above criteria regarding the releasing of the Premises after a Default, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any Law, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section. Until Landlord is able, through such efforts, to relet the Premises, Tenant must pay to Landlord, on or before the first day of each calendar month, the monthly Rent and any other charges provided in this Lease. No such reletting shall be construed as an election on the part of Landlord to terminate this Lease unless Landlord gives Tenant a notice of such intention. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

 ARTICLE 21
BANKRUPTCY

21.1. In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed agree to adequately protect Landlord as follows:

21.1.1. to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent due pursuant to this Lease;

21.1.2. to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction;

21.1.3. to determine within one hundred twenty (120) days after the filing of such petition whether to assume or reject this Lease;

21.1.4. to give Landlord at least thirty (30) days’ prior notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease;

21.1.5.  to give at least thirty (30) days’ prior notice of any vacation or abandonment of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and

21.1.6. to do all other things to benefit Landlord otherwise required under the Bankruptcy Code.

This Lease shall be deemed rejected in the event of the failure to comply with any of the above.

21.2. In order to provide Landlord with the assurance contemplated by the Bankruptcy Code, the following obligations must be fulfilled, in addition to any other reasonable obligations that Landlord may require, before any assumption of this Lease is effective: (a) all monetary Defaults under this Lease must be cured within ten (10) days after the date of assumption; (b) all other Defaults (other than those arising solely on account of the bankruptcy filing) must be cured within fifteen (15) days after the date of assumption; (c) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys’ fees) must be paid to Landlord within ten (10) days after the date of assumption; and (d) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months’ Base Rent and an advance prepayment of three (3) months’ Base Rent.

21.3. In the event this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord must be provided with (a) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord’s reasonable judgment, to assure the future performance by the proposed assignee of Tenant’s obligations under this Lease; or (b) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant’s obligations under this Lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant’s obligations under the Lease.

21.4. Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any “fire,” “bankruptcy,” “going out of business” or auction sale in or from the Premises.

ARTICLE 22
LIEN FOR RENT

In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent. The provisions of this Article relating to such lien and security interest shall constitute a security agreement under the Uniform Commercial Code in force in the State (the “UCC”) so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Premises by Tenant. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the UCC in addition to and cumulative of Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease, and Landlord shall have the right to file a Financing Statement reflecting such lien.

ARTICLE 23
HOLDING OVER

If, after expiration of the Term, Tenant remains in possession of the Premises, Landlord may, at its option, serve notice upon Tenant that such hold over constitutes either: (a) a month-to-month tenancy upon all the provisions of this Lease (except as to Term and Base Rent); or (b) a tenancy at sufferance. If Landlord does not give said notice, Tenant’s hold over shall create a tenancy at sufferance, subjecting Tenant to all the covenants and obligations of this Lease. In either event, the monthly installments of Base Rent shall be increased to one hundred fifty percent (150%) of the monthly installments of Base Rent in effect at the expiration of the Term. If a month-to-month tenancy is created, either party may terminate such tenancy by giving the other party at least thirty (30) days advance notice of the date of termination. Additionally, if Tenant shall hold over without the consent of Landlord, then Tenant shall also protect, defend, indemnify and hold Landlord harmless from all Claims resulting from retention of possession by Tenant, including, without limiting the generality of the foregoing, any Claims made by any succeeding tenant founded upon such failure to surrender and any lost rents and profits to Landlord resulting therefrom. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord, nor shall receipt of any rent or any other act appearing to affirm the tenancy operate as a waiver of the right to terminate this Lease for a breach by Tenant hereof.

ARTICLE 24
SURRENDER OF PREMISES

Upon the expiration or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord broom-clean and in the same condition as on the date Tenant took possession (a) except for reasonable wear and tear, loss by fire or other casualty and loss by condemnation, and (b) with all removal, restoration and/or repairs required pursuant to Section 11.3 above and this Article 24 completed. Tenant’s Property shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that, if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal. If Tenant abandons or surrenders the Premises or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the reasonable cost of removal, storage and disposal of Tenant’s Property, including, without limitation, repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date, Tenant shall surrender all keys, parking cards and other means of entry to the Premises, the Building and the Project, and shall inform Landlord of the combinations and access codes for any locks and safes located in the Premises. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, word processing, facsimile, or electronic wiring (“Telecom Wiring”) and any other components of Tenant’s Telecommunications System shall be removed at Tenant’s cost at the expiration of the Term, unless Landlord has specifically requested in writing that the Telecom Wiring shall remain, whereupon the Telecom Wiring shall be surrendered with the Premises as Landlord’s property.

ARTICLE 25
BROKERAGE FEES

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except as set forth on the Lease Summary. Tenant shall indemnify, defend and hold Landlord harmless from any Claims for any compensation, commission, or fees claimed by any other real estate broker or agent in connection with this Lease (including but not limited to any expansions of the Premises and renewals) or its negotiation.

ARTICLE 26
NOTICES

Any notice, demand, request, consent, covenant, approval or other communication to be given by one party to the other must be in writing and (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U.S. Mail) (a) delivered personally; (b) mailed by certified United States mail, postage prepaid, return receipt requested (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U.S. Mail); (c) sent by nationally recognized overnight courier; or (d) sent by telecopy and confirmed by one of the other methods set forth herein. The effective date of notice shall be (i) for any notice delivered in person, the date of delivery; (ii) for any notice by U.S. mail, three (3) days after the date of certification thereof; (iii) for any notice by overnight courier, the next Business Day after deposit with the courier; and (iv) for any notice by telecopy, the date of confirmation of receipt, if before 5:00 p.m. at the location delivered, or the next day if after 5:00 p.m. All notices shall be delivered or addressed to the parties at their respective addresses set forth on the Lease Summary. Either party may change the address at which it desires to receive notice upon giving notice of such request to the other party in the manner provided herein.

ARTICLE 27
RELOCATION OF PREMISES

If the Premises contain less than 10,000 square feet, Landlord shall have the right to relocate the Premises to another part of the Project in accordance with the following: (a) Landlord shall give Tenant at least thirty (30) days’ notice of Landlord’s intention to relocate the Premises; (b) the new premises shall be substantially the same in size, dimensions, configuration, and decor as the Premises and, if the relocation occurs after the Commencement Date, shall be placed in that condition by Landlord at its cost; (c) as nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday and if the physical relocation has not been completed in that time, Rent shall abate from the time the physical relocation commences to the time it is completed, but not to exceed three (3) Business Days from the time that Landlord makes the new premises available to Tenant with all work to be performed by Landlord thereon substantially complete; (d) upon completion of such relocation, the new premises shall become the “Premises” under this Lease; (e) all reasonable out of pocket costs incurred by Tenant as a result of the relocation shall be paid by Landlord; (f) if the new premises are smaller than the Premises as they existed before the relocation, the Base Rent and Tenant’s Proportionate Share shall be reduced proportionately; and (g) the parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of the Base Rent and Tenant’s Proportionate Share, if any. Tenant hereby waives any claim against Landlord for loss of business on account of any relocation.

ARTICLE 28
SIGNAGE

28.1. Tenant shall be entitled, at its sole cost and expense, to identification signage outside of the Premises on the floor on which the Premises are located. The location, quality, design, style, lighting and size of such signage shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval.

28.2. Landlord shall pay all costs of fabrication and installation of one (1) line on the Building directory to display Tenant’s name and location in the Building, which shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval. Any changes to the signage initially provided by Landlord shall be at Tenant’s expense.

28.3. No other signage shall be permitted without the prior consent of Landlord, which consent may be withheld in Landlord’s sole discretion. If Landlord grants such consent, the signage will be at Tenant’s expense. Tenant shall not affix, paint, erect, or inscribe any sign, projection, awning, signal, or advertisement of any kind to any part of the Premises, the Building or the Project, including, without limitation, the inside or outside of windows or doors, without the consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission without being liable to Tenant by reason of such removal and to charge the reasonable cost of removal to Tenant, payable within ten (10) days of written demand by Landlord.

28.4. Any damage to any portion of the Project upon installation, maintenance, or removal of Tenant signage shall be Tenant’s sole responsibility. Upon removal of Tenant’s signage, the area affected thereby shall be repaired and restored pursuant to Landlord’s specifications to a condition acceptable to Landlord, at Tenant’s sole expense. Upon the expiration or earlier termination of this Lease, Tenant will remove all of its signage.

ARTICLE 29
LENDER PROVISIONS

29.1. Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Property and to the lien, operation and effect of any mortgages, deeds to secure debt or trust deeds, now or hereafter in force against the Property or the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof (collectively, “Mortgages”), and to all advances made or hereafter to be made upon the security of such Mortgages. In the event any proceedings are brought for the foreclosure of any mortgage, deed to secure debt or trust deed, or if any ground or underlying lease is terminated, Tenant shall attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be (the “Purchaser”), and recognize the Purchaser as the lessor under this Lease, which attornment shall be effective as of the date that the Purchaser acquires title to the Property; however, the Purchaser shall have the right to accept or reject such attornment upon written notice to Tenant and in no event shall such attornment be negated by a foreclosure. In no event shall Tenant have a right of offset against amounts due any Purchaser on account of any defaults by Landlord under this Lease that pre-date the time the Purchaser becomes the lessor hereunder, nor shall any Purchaser be liable for any such defaults by Landlord. Tenant shall, within ten (10) Business Days of request by Landlord or the Purchaser (as applicable), execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any Mortgages or Tenant’s attornment to the Purchaser (as applicable). Tenant waives the provisions of any current or future statute, rule or law that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale. Notwithstanding the provisions hereof, should any Mortgagee require that this Lease be prior rather than subordinate to its Mortgage, or require that Tenant attorn to any Purchaser, then in such event, this Lease shall become prior and superior to such Mortgage, or Tenant shall so attorn, upon notice to that effect to Tenant from such Mortgagee. The aforesaid superiority of this Lease to any Mortgage shall be self-operative upon the giving of such notice and no further documentation other than such notice shall be required to effectuate such superiority or attornment. In the event Landlord or such Mortgagee desires confirmation of such superiority or attornment, Tenant shall, promptly upon request therefor by Landlord or such Mortgagee, and without charge therefor, execute a document acknowledging such priority or attornment obligation to the Mortgagee as Landlord in the event of foreclosure or deed in lieu thereof or termination of a ground lease.

29.2. Estoppel Certificates. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord, or Landlord’s designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposit with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; and (e) such other matters as may be requested. Landlord and, any purchaser, assignee or Mortgagee may rely upon any such statement. Tenant’s failure to execute and deliver such statement within the time required shall be conclusive against Tenant (1) that this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim, or deduction against Rent; (3) not more than one (1) month’s Rent has been paid in advance; and (4) as to the truth and accuracy of any other matters set forth in the statement as submitted to Tenant.

29.3. Notice and Cure Rights. Tenant agrees to notify any Mortgagee whose address has been furnished to Tenant, of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such Mortgagee shall have an additional thirty (30) days to cure such default; provided that, if such default cannot reasonably be cured within that thirty (30) day period, then such Mortgagee shall have such additional time to cure the default as is reasonably necessary under the circumstances.

29.4. Changes Requested by Mortgagee. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by a Mortgagee, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant.

29.5. Mortgagee Approval. Notwithstanding anything to the contrary contained in this Lease, to the extent the consent of any Mortgagee is required under the applicable Mortgage in order for Landlord to enter into this Lease, Landlord may terminate this Lease by written notice to Tenant if such consent is not obtained (in which event this Lease shall be of no force or effect).

ARTICLE 30
MISCELLANEOUS

30.1. Parking. Tenant shall be permitted to park automobiles as set forth in Exhibit H. In addition to the provisions of Exhibit H, Tenant shall comply with all parking rules and regulations established by Landlord for the Building, as the same may be revised from time to time.

30.2. Quiet Enjoyment. Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, deed of trust, lease, or other agreement to which this Lease may be subordinated.

30.3. No Air Rights. This Lease does not grant Tenant any rights to any view or to light or air over any property, whether belonging to Landlord or any other person. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

30.4. Force Majeure. Any prevention, delay, or stoppage of work to be performed by Landlord or Tenant that is due to Force Majeure shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay, or stoppage. Nothing in this Section shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

30.5. Accord and Satisfaction; Allocation of Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent; nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

30.6. Attorneys’ and Other Fees. Should either party institute any action or proceeding to enforce or interpret this Lease or any provision hereof, for damages by reason of any alleged breach of this Lease or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be awarded from the other party all costs and expenses, including, without limitation, attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include reasonable attorneys’ fees, accountants fees, expert witness fees and any and all consultants and other similar fees incurred in connection with the action or proceeding and preparations therefor. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

30.7. Construction. Headings at the beginning of each Article, Section and subsection are solely for the convenience of the parties only and in no way define, limit, or enlarge the scope or meaning of this Lease. Except as otherwise provided in this Lease, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. This Lease shall not be construed as if either Landlord or Tenant had prepared it, but rather as if both Landlord and Tenant had prepared it. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

30.8. Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants or as required by Law. In addition to any other remedies to which Landlord may be entitled if Tenant breaches the foregoing covenant, Landlord shall have the right to increase the Rent to then current market rent for the Building.

30.9. Governing Law. This Lease shall be governed by, interpreted under, and construed and enforced in accordance with the Laws of the State applicable to agreements made and to be performed wholly within the State.

30.10. Consent. Unless otherwise expressly set forth herein, all consents and decisions required or permitted of Landlord hereunder shall be granted, withheld and made in Landlord’s reasonable discretion. Except for consent to a Transfer, which shall be governed by the provisions of Article 14 above, all consents and approvals required from Landlord hereunder or any request by Tenant which causes Landlord to actually incur attorneys’ and/or consultants’ fees shall be subject to the requirement that Landlord be reimbursed within fifteen (15) days of Landlord’s written demand for attorneys’ and consultants’ fees and costs incurred in connection therewith. Except for consent to a Transfer, which shall be governed by Article 14 above, Tenant shall have no claim and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding, or delaying by Landlord of any consent, approval, statement, or satisfaction that Landlord has agreed shall be subject to a standard of reasonableness. In such event, Tenant’s only remedy therefor shall be an action for specific performance, injunction, or declaratory judgment to enforce any right to such consent, approval, statement, or satisfaction.

30.11. Authority. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other satisfactory documentation, if Tenant is another type of entity, authorizing execution of this Lease.

30.12. Duplicate Originals; Counterparts; Fax/Email Signatures. This Lease may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Lease may be executed in counterparts, but shall become effective only after each party has executed a counterpart hereof; all said counterparts, when taken together, shall constitute the entire single agreement between the parties. This Lease may be executed by a party’s signature transmitted by facsimile (“fax”) or email, and copies of this Lease executed and delivered by means of faxed or emailed copies of signatures shall have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon faxed or emailed signatures as if such signatures were original wet signatures. Any party executing and delivering this Lease by fax or email shall promptly thereafter deliver a counterpart signature page of this Lease containing said party’s original signature. All parties hereto agree that a faxed or emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Lease as if it were an original wet signature page.

30.13. Offer. The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing, Landlord may, at Landlord’s option, proceed with any plans, specifications, alterations, or improvements, and permit Tenant to enter the Premises; but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord’s signing and delivering this Lease to Tenant.

30.14. Further Assurances. Landlord and Tenant each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the transactions contemplated hereby.

30.15. Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request (including in connection with Tenant’s exercise of any Renewal Option granted under this Lease), with financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are true, correct, and complete in all material respects.

30.16. Recording. Tenant shall not record this Lease without the prior consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

30.17. Right to Lease. Landlord reserves the absolute right to create such other tenancies in the Building as Landlord shall determine to best promote the interests of the Building and the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building or the Project.

30.18. Severability. In the event any portion of this Lease shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Lease, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Lease.

30.19. Survival. All indemnity and other unsatisfied obligations set forth in this Lease shall survive the termination or expiration hereof.

30.20. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE, OR THE TRANSACTIONS OR MATTERS RELATED HERETO OR CONTEMPLATED HEREBY. THE PARTIES FURTHER HEREBY WAIVE THE RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED.

30.21. Successors and Assigns. Subject to the terms and conditions of Article 14 of this Lease, this Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

30.22. Integration of Other Agreements; Amendments. This Lease sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts, correspondence and documentation with respect thereto. Any oral representations or modifications concerning this Lease shall be of no force or effect. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

30.23. TIME OF THE ESSENCE. TIME IS OF THE ESSENCE OF THIS LEASE AND EACH AND EVERY TERM AND PROVISION HEREOF.

30.24. Waiver. The waiver by a party of any breach of any term, covenant, or condition of this Lease shall not be deemed a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition. No delay or omission in the exercise of any right or remedy of a party shall impair such right or remedy or be construed as a waiver of any default of the other party. Consent to or approval of any act by a party requiring consent or approval of the other party shall not be deemed to waive or render unnecessary such consent to or approval of any subsequent act. Any waiver must be in writing and shall not be a waiver of any other matter concerning the same or any other provision of this Lease.

30.25. No Surrender. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

30.26. Number and Gender. As used in this Lease, the neuter includes masculine and feminine, the singular includes the plural and use of the word “including” shall mean “including without limitation.”

30.27. Days. The term “days,” as used herein, shall mean actual days occurring, including Saturdays, Sundays and Holidays.

30.28. Joint and Several Liability. If Tenant consists of two (2) or more parties, each of such parties shall be liable for Tenant’s obligations under this Lease, and all documents executed in connection herewith, and the liability of such parties shall be joint and several. Additionally, the act or signature of, or notice from or to, any one or more of such parties with respect to this Lease shall be binding upon each and all of the parties executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice and, in the event more than one (1) entity comprising Tenant so acts, signs or gives or receives such notice, Landlord shall be entitled to rely on the first such act, signature, or giving or receiving of notice and any subsequent act, signature or giving or receiving of notice by any additional Tenant entity(ies) shall be null and void.

30.29. No Third Party Beneficiaries. Except as otherwise provided herein, no person or entity shall be deemed to be a third party beneficiary hereof, including but not limited to any brokers, and nothing in this Lease (either expressed or implied) is intended to confer upon any person or entity, other than Landlord and Tenant (and their respective nominees, successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Lease.

30.30. No Other Inducements. It is expressly warranted by each of the undersigned parties that no promise or inducement has been offered except as herein set forth and that this Lease is executed without reliance upon any statement or representation of any person or party or its representatives concerning the nature and extent of damages, costs and/or legal liability therefor.

30.31. Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent. Tenant hereby expressly waives the benefit of any Laws to the contrary and agrees that if Landlord fails to perform any of its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of Rent.

30.32. No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin or any other classification protected under applicable federal, state or local Laws in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

30.33. OFAC Compliance.

30.33.1. As used herein “Blocked Party” shall mean any party or nation that (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the U.S. Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or other similar requirements contained in the rules and regulations of OFAC (the “Order”) or in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”) or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); or (b) has been determined by competent authority to be subject to the prohibitions contained in the Orders.

30.33.2. As a material inducement for Landlord entering into this Lease, Tenant warrants and represents that none of Tenant, any Affiliate of Tenant, any partner, member or stockholder in Tenant or any Affiliate of Tenant, or any beneficial owner of Tenant, any Affiliate of Tenant or any such partner, member or stockholder of Tenant (collectively, a “Tenant Owner”): (a) is a Blocked Party; (b) is owned or controlled by, or is acting, directly or indirectly, for or on behalf of, any Blocked Party; or (c) has instigated, negotiated, facilitated, executed or otherwise engaged in this Lease, directly or indirectly, on behalf of any Blocked Party. Tenant shall immediately notify Landlord if any of the foregoing warranties and representations becomes untrue during the Term.

30.33.3.  Tenant shall not: (a) transfer or permit the transfer of any interest in Tenant or any Tenant Owner to any Blocked Party; or (b) make a Transfer to any Blocked Party or party who is engaged in illegal activities.

30.33.4.  If at any time during the Term (a) Tenant or any Tenant Owner becomes a Blocked Party or is convicted, pleads nolo contendere, or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering; (b) any of the representations or warranties set forth in this Section become untrue; or (c) Tenant breaches any of the covenants set forth in this Section, the same shall constitute a Default. In addition to any other remedies to which Landlord may be entitled on account of such Default, Landlord may immediately terminate this Lease and refuse to pay any Allowance or other disbursements due to Tenant under this Lease.

30.34. ERISA. Tenant has been informed that one or more pension plans have an interest in the Project. Tenant hereby represents and warrants that it is not a party in interest to any pension plan, within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended.

30.35. Unrelated Business Income/Rents from Real Property. Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of this Lease with respect to monies to be paid to Landlord, if Landlord is advised by its counsel or its accounting firm that all or any portion of the monies paid by Tenant to Landlord hereunder (A) are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code of 1986, as amended, or regulations issued thereunder (the “Code”), and/or (B) no longer qualify, or there is risk that any such monies may not qualify, as “rent from real property” under the Code, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that (i) no such amendment shall result in Tenant having to pay, in the aggregate, more money on account of its occupancy of the Premises under the terms of this Lease, as so amended, (ii) no such amendment shall result in any interference with Tenant’s use and enjoyment of the Premises, (iii) no such amendment shall result in any amendment, alteration or impact on Tenant’s non-monetary rights or obligations under this Lease (including, but not limited to, Tenant’s use of the Premises for the Permitted Use), and (iv) no such amendment shall result in Tenant receiving less services than it was then entitled to receive under this Lease, or services of a lesser quality. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option, be furnished from time to time, in whole or in part, by employees of Landlord or its property manager or its employees or by one or more third persons hired by Landlord or its property manager. Tenant agrees that upon Landlord’s written request it will enter into direct agreements with Landlord’s property manager or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord hereunder, in form and content approved by Landlord and Tenant, provided however that no such contract shall result in (a) Tenant having to pay, in the aggregate, more money on account of its occupancy of the Premises under the terms of this Lease, (b) any interference with Tenant’s use and enjoyment of the Premises; (c) any amendment, alteration or impact on Tenant’s non-monetary rights or obligations under this Lease (including, but not limited to, Tenant’s use of the Premises for the Permitted Use), and (d) Tenant, receiving less services than it was then entitled to receive under this Lease, or services of a lesser quality.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have executed this Lease, under seal, as of the date first-above written.

Witness: ____________________________ Date: _______________________	LANDLORD: HAMPDEN SQUARE CORPORATION, a Delaware corporation By: /s/ Michael Gelber Printed Name: Michael Gelber Title: Senior Asset Manager Date: July 29, 2015
Witness: ____________________________ Date: _______________________	TENANT: SeD HOME, INC.,a Delaware corporation By: /s/Jeffrey Busch Printed Name: Jeffrey M. BuschTitle: President Date: July 24, 2015 Taxpayer ID No.: W13936588

EXHIBIT A
FLOOR PLAN OF PREMISES

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EXHIBIT B

SITE PLAN OF BUILDING

 B-1

EXHIBIT C

LEGAL DESCRIPTION

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EXHIBIT D

TERM CERTIFICATION

The undersigned, as Tenant, under that certain lease dated [______________________] (the “Lease”), with [_________________________________], as Landlord, hereby certifies as follows:

1.           That the undersigned has entered into occupancy of the Premises described in the Lease.

2.           That the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as follows: _______________________________.

3.           That the Lease represents the entire agreement between the parties as to said leasing.

4.           That the Commencement Date of the Lease is: __________________________. The Lease expires on __________________________.

5.           That all improvements to have been constructed or completed by Landlord have been substantially completed in a satisfactory manner and all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied.

6.           That there are no defaults by either Tenant or Landlord under the Lease.

7.           That no rents have been prepaid, other than as provided in the Lease.

8.           That on this date there are no existing defenses or offsets, which the undersigned has against the enforcement of the Lease by Landlord.

9.           That the undersigned has received ________ set(s) of keys to the Premises on this date.

EXECUTED this ________ day of ___________________________, 20___.

TENANT:

[  ],
a [  ]

By:

Printed Name:

Title:

 D-1

EXHIBIT E

INTENTIONALLY OMITTED

 E-1

EXHIBIT E-1

TENANT IMPROVEMENT WORK

Tenant hereby accepts the Premises in their “AS-IS” condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Any additions, alterations or improvements desired to be made by Tenant shall be subject to the terms of Article 11 of this Lease.

 E-1-1

EXHIBIT E-2

CONSTRUCTION RULES AND REGULATIONS

1.           All contractors, subcontractors, and materialmen (“Contractor Parties”) will check in and out with Building management.

2.           All Contractor Parties will be appropriately dressed to work in an office environment: shirts with sleeves (T-shirts with company name are acceptable), pants (no shorts), work shoes with socks, and whatever other clothing as may be appropriate. No torn or worn-out clothing is permitted. Contractor Parties will display a courteous demeanor towards tenants, customers, visitors and general public. No Contractor Parties shall remain in the Building after work hours.

3.           All Contractor Parties shall clean the job site after meals are eaten. Alcoholic beverages and drugs are not to be brought into, or consumed in the Building. Personnel appearing to be under the influence of either alcoholic beverages or drugs will not be allowed into the Building.

4.           Parking for all personnel must be arranged prior to commencement of work, and will be provided in designated areas only. Vehicles in unapproved areas will be subject to citation and towing without notice. Any parking charges are the sole responsibility of the Contractor Parties.

5.           Access to the Building shall be by freight elevator only.

6.           Delivery of materials, use of loading dock, freight and passenger elevators must be scheduled with Landlord prior to receipt of materials.

Delivery Dock Hours:                                           Monday – Friday                                7:00 A.M. to 5:00 P.M.

Freight Elevator Hours:                                           Monday – Friday                                7:00 A.M. to 5:00 P.M.

Other hours of access are available with prior arrangement.

7.           All Contractor Parties shall maintain the condition of docks, elevators and corridors used.

8.           All materials are to be stored at the job site or in designated storage areas. No materials are to be stored in corridors or in public areas. Landlord may provide minimum secured storage for materials with prior arrangement.

9.           Contractor Parties must arrange access to areas other than job site at least 24 hours in advance.

10.           All work areas are to be visually and materially protected from the tenants and general public. If required by Landlord, the job site shall be sealed off from the balance of the adjoining space so as to minimize the disbursement of dirt, debris and noise.

11.           Radios or other excessive noise are not permitted.

12.           The use of toxic materials or odor-causing liquids must be scheduled with Landlord in advance and prior notice must be given to the tenants adjacent to the job site.

13.           All non-job site areas are to be kept clean and dust free. No material residue shall be tracked through corridors or public areas.

14.           Contractor Parties shall ensure the job site is left clean and secure at the completion of each work day. Trash and excess materials shall (a) not remain on, in, or at the job site; (b) be disposed of in bins or by truck promptly; (c) not be staged in storage at the job site in any public or adjacent areas; and (d) shall not be disposed of in the Building’s trash receptacles.

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EXHIBIT F

BUILDING SERVICES

Subject to all Laws applicable thereto and the Rules and Regulations, Landlord agrees to furnish the following services in a manner that such services are customarily furnished to comparable projects in the area:

1.           Electrical power for normal general office use, as determined by Landlord.

2.           Heating, ventilation, and air-conditioning (“HVAC”), when necessary for normal comfort for normal office use of the Premises during Business Hours, except that, at Landlord’s option, HVAC during Business Hours on Saturdays (if any) shall be upon Tenant’s request only. If Tenant desires HVAC at any time outside of Business Hours, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord’s then-standard charges therefor on demand.

3.           City water from the regular Building outlets for drinking, lavatory and toilet purposes.

4.           Maintenance of the Common Areas.

5.           Non-exclusive automatic passenger elevator service, provided that the number of elevators available after Business Hours may be limited as Landlord deems reasonably necessary.

6.           Replacement for building standard lights bulbs. Tenant shall bear the cost of replacement of non standard bulbs, and all fixtures, starters and ballasts within the Premises.

7.           Restroom supplies.

8.           Janitorial services five (5) days per week, except for Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

9.           Landlord may, from time to time, provide such on-premises courtesy personnel (who will not necessarily have any responsibilities for any security), the cost of which shall be an Operating Cost hereunder; but Landlord makes no representation or warranty, written or oral, express or implied, that any security will be provided to the Project, or if provided, what the level of that security may be. Landlord does not guarantee any level of security and is released from any responsibility for any Claims based upon assertions that Landlord failed to provide adequate security to the Project, the Premises, or otherwise.

“Business Hours” shall mean Monday through Friday, from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 12:00 p.m., excluding Holidays, which hours shall be subject to change by Landlord from time to time.

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EXHIBIT G

RULES AND REGULATIONS

1.           The Common Areas shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The Common Areas are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. If the responsibility for the HVAC system is not a tenant’s, no tenant and no employee or invitee of any tenant shall go upon the roof of the Building except in the case of maintenance of the HVAC system.

2.           The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the Premises except that private use by Tenant of approved microwave ovens, equipment for brewing coffee, tea, hot chocolate, and similar beverages shall be permitted, provided that such use is in accordance with all Laws.

3.           No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning its Premises unless otherwise agreed to by Landlord in writing. Except with the consent of Landlord (which consent may be withheld in Landlord’s sole discretion), no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness. Tenant shall promptly notify Landlord of any carpet or wall stains requiring attention. Janitor service will not be furnished on nights when rooms are occupied after 6:00 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

4.           Landlord will furnish each tenant free of charge with two (2) keys to each door provided in the premises by Landlord. Landlord may make a reasonable charge for additional keys. No tenant shall have any such keys copied. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises. Each tenant upon the termination of its lease shall deliver to Landlord all keys to doors in the Building. Should Tenant install a locking system that requires a code, such code shall be provided to Landlord in writing, and all subsequent changes to the code will be provided in writing twenty-four (24) hours prior to such change taking place.

5.           Landlord shall designate appropriate entrances for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture, or other property, and Tenant shall not use any other entrances for such purposes. Landlord must have approved all means or methods used to move equipment, materials, supplies, furniture, or other property in or out of the Building prior to any such movement. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant. Tenant shall move all freight, supplies, furniture, fixtures, and other personal property only at such times as Landlord may designate. Unattended vehicles will be towed at the vehicle owner’s expense.

6.           No tenant shall use any method of heating or ventilation or air conditioning other than that supplied by Landlord.

7.           No animals (except for service animals) shall be brought or kept in the Premises or the Building.

8.           Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person in the case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord’s opinion. Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

9.           No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, or decorations shall be attached to, hung, or placed in, or used in connection with, any window of the Building. Such items shall be installed on the office side of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. Tenant shall keep window coverings closed when the effect of sunlight (or the lack thereof) would impose unnecessary loads on the Building’s heating or air condition systems.

10.           Tenant shall ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant’s employees leave the Premises so as to prevent waste or damage, and for any default or carelessness in this regard, Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

11.           The toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they are constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenants who, or whose employees or invitee, shall have caused it.

12.           No tenant shall sell at retail newspapers, magazines, periodicals, theater or travel tickets, or any other goods or merchandise to the general public in or on the Premises, nor shall any tenant carry on or permit any employee or other person to carry on the business of stenography, typewriting, printing, or photocopying or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building; nor shall the premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such tenant’s lease.

13.           No tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. No TV or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

14.           There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or about its premises.

15.           Each tenant shall store all its trash and garbage within its premises. No material shall be placed in the hallways or in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the locale without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways provided for such purposes and at such times as Landlord shall designate. Each tenant shall comply with any and all Laws regarding recycling.

16.           Canvassing, soliciting, distribution of handbills, or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

17.           Except in a case of emergency, the requirements of tenants will be attended to only upon application in writing at the office of the Building or by facsimile transmitted to the office of the Building manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

18.           Tenant shall not occupy the Building or permit any portion of the Building to be occupied for the manufacture, distribution, or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio, or employment agency. Tenant shall not conduct in or about the Building any auction, public or private, without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole discretion.

19.           Tenant shall not use in the Building any machines, other than standard office machines, such as typewriters, calculators, desktop computers, copying machines, and similar machines, without the prior written approval of Landlord. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not cause improper noises, vibrations, or odors within the Building.

20.           Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building.

21.           Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building, without the prior consent of Landlord, and as Landlord may direct.

22.           Tenant will not place objects on window sills or otherwise obstruct the exterior wall window covering.

23.           Tenant will keep all doors opening to the exterior of the Building, all fire doors, and all smoke doors closed at all times.

24.           Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating, electrical, fire, safety, or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building.

25.           If Tenant uses the Premises after regular business hours or on non-business days Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

26.           Tenant shall not use any portion of the Premises for lodging.

27.           Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

28.           Tenant shall not park or attach any bicycle or motor driven cycle on or to any part of the Premises or Building.

29.           Tenant shall not install any artwork that could give an artist or any other party a right under applicable Law to prevent removal of the same.

30.           This is a non-smoking facility. Smoking is prohibited within the confines of the building in all public areas, which includes interior common area hallways and restrooms.

31.           Provided Landlord acts in good faith pursuant to sound operating procedures, Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32.           These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions, and provisions of any lease of premises in the Building.

33.           Landlord reserves the right to modify the foregoing and promulgate such other rules and regulations as Landlord may from time to time decide are needed for the safety, care, or cleanliness of the Building, for the preservation of good order therein, or as changed conditions or particular circumstances may require.

EXHIBIT H

PARKING AGREEMENT

Tenant shall be provided the number of non-exclusive parking spaces as set forth on the Lease Summary, in such areas or spaces as Landlord shall determine from time to time (the “Non-exclusive Parking”). The Non-exclusive Parking shall be available for use by Tenant on a “non-reserved” and “space available” basis during Business Hours.

During the Term, the monthly rate per vehicle for any parking spaces granted Tenant shall be the then prevailing rate generally charged for such parking (and the current prevailing rate is set forth in the Lease Summary). The parking rates charged by Landlord for Tenant’s parking passes shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges concurrent with its payment of the parking rates described herein.

Tenant’s use of the parking areas serving the Building shall be subject to the following:

1.           Parking shall not be permitted for Tenant or its employees in the Project over and above the number of spaces designated on the Lease Summary and any parking by Tenant or its employees in excess of such number of spaces shall be a Default under this Lease.

2.           All parking areas shall be under the control of Landlord, and Tenant agrees that all Tenant Related Parties shall conform to such reasonable written parking regulations, conditions and provisions as may from time to time be prescribed by Landlord, provided the same do not increase Tenant’s obligations or decrease Tenant’s rights.

3.           If Tenant is not permitted to utilize any parking space in the parking areas at any time through no direct intentional act of Landlord, such facts shall never be deemed to be a default by Landlord so as to permit Tenant to terminate this Lease (either in whole or in part) or pursue other remedies; provided, however, so long as Tenant is not able to utilize any such parking space (for reasons other than as a result of the negligence of any Tenant Related Party) and Landlord does not provide reasonable alternate parking, Tenant’s obligation to pay rental for any such parking space that is not provided shall be abated for so long as Tenant does not have the use of such parking space. Such abatement shall constitute full settlement of all Claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking space. Landlord agrees to use reasonable efforts to provide alternate parking for use by Tenant in reasonable proximity to the Building. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

4.           Restricted and unrestricted parking areas shall include only those areas designated by Landlord as such.

5.           Landlord will be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards) to assure that only those persons contracting for the use of spaces in the parking areas are using the parking spaces therein. In the event any Tenant Related Parties wrongfully park in any parking spaces, Landlord will be entitled and is hereby authorized to impose upon Tenant a charge of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts becoming due hereunder as Additional Rent upon demand therefor, and the failure to pay any such amount will additionally be deemed a Default.

6.           All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one (1) vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Any Tenant Related Parties who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any Claims arising from the towing or booting of any unauthorized vehicles.

7.           Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking area, or relocate Tenant’s parking spaces to other parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the parking area or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Property.

8.           Landlord may delegate its responsibilities hereunder or lease the parking facilities to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord but Landlord shall not be responsible or liable for the acts or omissions of such parking operator.

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